                                                                   EXHIBIT 10.01
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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                          DATED AS OF OCTOBER 15, 1997

                                      AMONG

                   FIREARMS TRAINING SYSTEMS, INC., AS PARENT,

                            FATS, INC., AS BORROWER,

                            THE LENDERS NAMED HEREIN

                                       AND

                               NATIONSBANK, N.A.,

                                    AS AGENT



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
                                TABLE OF CONTENTS

ARTICLE  SECTION                                                                PAGE
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
ARTICLE I  DEFINITIONS..........................................................   1
    SECTION 1.01. Defined Terms.................................................   1
    SECTION 1.02. Terms Generally...............................................  28
    SECTION 1.03. Types of Borrowings...........................................  28

ARTICLE II  THE CREDITS.........................................................  29
    SECTION 2.01. Restructuring of Loans........................................  29
    SECTION 2.02. Commitment to Make Loans......................................  29
    SECTION 2.03. Loans.........................................................  30
    SECTION 2.04. Notice of Borrowings..........................................  32
    SECTION 2.05. Notes; Repayment of Loans.....................................  33
    SECTION 2.06. Fees..........................................................  33
    SECTION 2.07. Interest on Loans.............................................  34
    SECTION 2.08. Default Interest..............................................  35
    SECTION 2.09. Alternate Rate of Interest....................................  35
    SECTION 2.10. Termination and Reduction of
                  Commitments...................................................  35
    SECTION 2.11. Conversion and Continuation of Term Borrowings................  36
    SECTION 2.12. Mandatory Repayments and Prepayments..........................  38
    SECTION 2.13. Optional Prepayment...........................................  43
    SECTION 2.14. Reserve Requirements: Change in Circumstances.................  44
    SECTION 2.15. Change in Legality............................................  46
    SECTION 2.16. Indemnity.....................................................  46
    SECTION 2.17. Pro Rata Treatment............................................  47
    SECTION 2.18. Sharing of Setoffs............................................  47
    SECTION 2.19. Payments......................................................  48
    SECTION 2.20. Taxes.........................................................  48
    SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
                  Duty to Mitigate..............................................  50
    SECTION 2.22. Letters of Credit.............................................  51

ARTICLE III  REPRESENTATIONS AND WARRANTIES.....................................  57
    SECTION 3.01. Organization; Powers..........................................  57
    SECTION 3.02. Authorization.................................................  57
    SECTION 3.03. Enforceability................................................  58
    SECTION 3.04. Consents and Governmental Approvals...........................  58
    SECTION 3.05. Financial Statements; Undisclosed Liabilities.................  58
    SECTION 3.06. No Material Adverse Change....................................  58
    SECTION 3.07. Title to Properties; Possession Under Leases; Intellectual
                  Property......................................................  58
    SECTION 3.08. Subsidiaries..................................................  60
    SECTION 3.09. Litigation; Compliance with Laws..............................  60
    SECTION 3.10. Agreements....................................................  61
    SECTION 3.11. Federal Reserve Regulations...................................  62
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
    SECTION 3.12. Investment Company Act; Public Utility Holding Company Act....  62
    SECTION 3.13. Use of Proceeds...............................................  62
    SECTION 3.14. Tax Returns...................................................  62
    SECTION 3.15. No Material Misstatements.....................................  62
    SECTION 3.16. Employee Benefit Plans........................................  63
    SECTION 3.17. Government Contracting Matters................................  63
    SECTION 3.18. Security Documents............................................  65
    SECTION 3.19. Solvency......................................................  66
    SECTION 3.20. Transactions with Affiliates..................................  66
    SECTION 3.21. Ownership.....................................................  66
    SECTION 3.22. Insurance.....................................................  67
    SECTION 3.23. Labor Matters.................................................  67
    SECTION 3.24. Licenses; Permits.............................................  68

ARTICLE IV  CONDITIONS OF LENDING...............................................  68
    SECTION 4.01. Conditions Precedent to the Effective Date....................  68
    SECTION 4.02. All Credit Events.............................................  71

ARTICLE V  AFFIRMATIVE COVENANTS................................................  72
    SECTION 5.01. Existence; Businesses and Properties..........................  72
    SECTION 5.02. Insurance.....................................................  72
    SECTION 5.03. Obligations and Taxes.........................................  74
    SECTION 5.04. Financial Statements, Reports, etc............................  74
    SECTION 5.05. Other Information.............................................  77
    SECTION 5.06. ERISA.........................................................  78
    SECTION 5.07. Maintaining Records; Access to Properties and Inspections.....  78
    SECTION 5.08. Use of Proceeds...............................................  78
    SECTION 5.09. Interest Rate Protection Agreements...........................  78
    SECTION 5.10. Fiscal Year...................................................  79
    SECTION 5.11. Compliance with Environmental Laws; Preparation of
                  Environmental Reports.........................................  79
    SECTION 5.12. Further Assurances............................................  79
    SECTION 5.13. Certain Post-Closing Matters..................................  80

ARTICLE VI  NEGATIVE COVENANTS..................................................  80
    SECTION 6.01. Indebtedness..................................................  80
    SECTION 6.02. Negative Pledge...............................................  81
    SECTION 6.03. Sale and Lease-Back Transactions..............................  82
    SECTION 6.04. Investments, Loans and Advances...............................  82
    SECTION 6.05. Mergers, Acquisitions and Other Transactions..................  84
    SECTION 6.06. Dividends, Distributions and Other Restricted Payments........  85
    SECTION 6.07. Impairment of Security Interests..............................  86
    SECTION 6.08. Limitation on Restrictions on Subsidiary Dividends, etc.......  87
    SECTION 6.09. No Other Negative Pledges.....................................  87

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
    SECTION 6.10. Transactions with Affiliates..................................  87
    SECTION 6.11. Nature of Business............................................  88
    SECTION 6.12. Sales of Receivables..........................................  88
    SECTION 6.13. Certain Amendments............................................  88
    SECTION 6.14. Capital Expenditures..........................................  88
    SECTION 6.15. Financial Covenants...........................................  89

ARTICLE VII  EVENTS OF DEFAULT..................................................  90

ARTICLE VIII  THE AGENT, SWINGLINE LENDER AND ISSUING BANK......................  94
    SECTION 8.01. Appointment and Authorization.................................  94
    SECTION 8.02. Liability of Agent............................................  94
    SECTION 8.03. Action by Agent...............................................  95
    SECTION 8.04. Successor Agents..............................................  95
    SECTION 8.05. Agent and Affiliate...........................................  96
    SECTION 8.06. Indemnification...............................................  96
    SECTION 8.07. Credit Decision...............................................  96

ARTICLE IX  MISCELLANEOUS.......................................................  97
    SECTION 9.01. Notices.......................................................  97
    SECTION 9.02. Survival of Agreement.........................................  97
    SECTION 9.03. Binding Effect................................................  98
    SECTION 9.04. Successors and Assigns........................................  98
    SECTION 9.05. Expenses; Indemnity........................................... 101
    SECTION 9.06. Right of Setoff............................................... 103
    SECTION 9.07. Applicable Law................................................ 103
    SECTION 9.08. Waivers; Amendment............................................ 104
    SECTION 9.09. Interest Rate Limitation...................................... 105
    SECTION 9.10. Entire Agreement.............................................. 105
    SECTION 9.11. Severability.................................................. 105
    SECTION 9.12. Counterparts.................................................. 105
    SECTION 9.13. Headings...................................................... 106
    SECTION 9.14. Remedies...................................................... 106
    SECTION 9.15. Jurisdiction; Consent to Service of Process; Waiver of Jury
                  Trial......................................................... 106

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
Schedules

Schedule 2.02(c)           Revolving Credit Commitments
Schedule 2.02(d)           Swingline Commitment
Schedule 3.05(b)           Undisclosed Liabilities
Schedule 3.06              Material Adverse Changes
Schedule 3.07(b)           Property
Schedule 3.08              Subsidiaries
Schedule 3.09(a)           Litigation
Schedule 3.10(a)           Material Contracts
Schedule 3.17(a)           Government Contracting Matters
Schedule 3.18(e)           Security Interests
Schedule 3.18(d)           Mortgages
Schedule 3.20              Transactions with Affiliates
Schedule 3.23(a)           Labor Matters
Schedule 3.24              Licenses and Permits
Schedule 6.01(a)           Permitted Indebtedness
Schedule 6.02(a)           Liens
Schedule 6.04(a)(i)        Investments


Exhibits

Exhibit A-1                Form of Tranche A Term Note
Exhibit A-2                Form of Tranche B Term Note
Exhibit A-3                Form of Revolving Credit Note
Exhibit A-4                Form of Swingline Note
Exhibit B-1                Form of Parent's Consent and Agreement
Exhibit B-2                Form of Borrower's Consent and Agreement
Exhibit C                  Form of Supplemental Agreement
Exhibit D                  Form of Notice of Borrowing
Exhibit E                  Form of Assignment and Acceptance
Exhibit F                  Form of Certificate of Financial Officer
Exhibit G                  Form of Intercompany Note
Exhibit H                  [Intentionally omitted.]
Exhibit I                  [Intentionally omitted.]
Exhibit J                  Form of Agency Account Agreement
Exhibit K                  Form of Mortgage
Exhibit L                  Form of Acknowledgement of Subordination
Exhibit M-1                Form of Opinion of Counsel to the Loan Parties
Exhibit M-2                Form of Georgia Local Counsel Opinion

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 15, 1997, among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation, FATS, INC., a Delaware corporation, the financial institutions listed on the signature pages hereof and NATIONSBANK, N.A. (formerly known as NationsBank, N.A. (South)), as Agent, Swingline Lender and Issuing Bank.

         The Borrower (such term, and all other capitalized terms in this paragraph, being used as hereinafter defined) requested, and the Lenders extended, on the Closing Date, credit to the Borrower in the aggregate principal amount of up to $85,000,000, in the form of (a) Tranche A Term Loans made by the Lenders on the Closing Date in an aggregate principal amount of up to $30,000,000, (b) Tranche B Term Loans made by the Lenders on the Closing Date in an aggregate principal amount of up to $40,000,000, (c) Revolving Loans made by the Lenders at any time and from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any time outstanding of up to $15,000,000, (d) Swingline Loans made by the Swingline Lender at any time and from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any time outstanding of up to $2,000,000 and (e) Letters of Credit (other than Foreign Currency Letters of Credit) to be issued by the Issuing Bank at any time and from time to time during the Letter of Credit Availability Period in an aggregate principal amount at any time outstanding not in excess of $7,500,000; provided that the sum at any time of outstanding Revolving Loans, Swingline Loans and Letters of Credit did not exceed $15,000,000. The Borrower has requested that the Lenders increase their commitments to make Revolving Loans from $15,000,000 to $25,000,000, permit Foreign Currency Letters of Credit to be issued by the Issuing Bank during the Letter of Credit Availability Period in an aggregate principal Dollar Equivalent amount at any time not in excess of $10,000,000 and to make certain other amendments and modifications to the Original Credit Agreement. The Lenders are willing to make such modifications and amendments to the Original Credit Agreement upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree that, on the Effective Date, this Amended Agreement will become effective and the Original Credit Agreement will be amended to read in full as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Amended Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "additional amounts" shall have the meaning assigned to such term in
Section 2.20(a).

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Questionnaire" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Agent and returned to the Agent duly completed by such Lender.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Agency Agreement" shall mean the Agency Agreement dated as of January 1, 1997 between Parent and Borrower.

         "Agency Account Agreement" shall mean an agency account agreement among the Borrower or any Domestic Subsidiary, the Agent and a financial institution in which the Borrower or such Domestic Subsidiary maintains a deposit account, in substantially the form attached hereto as Exhibit J, as amended from time to time.

         "Agent" shall mean NationsBank, N.A., in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Revolving Credit Lenders' Revolving Credit Exposure.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the sum of (i) the Federal Funds Effective Rate in effect on such day and (ii) .50%. If the Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

         "Amended Agreement" shall mean this Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time.

         "Applicable ABR Margin" shall mean (a) with respect to any Tranche A Term Loan, Revolving Loan or Swingline Loan outstanding on any day:

                  (i)      1.25%, if such day falls within a Level I Pricing
         Period;

                  (ii) 1.50%, if such day falls within a Level II Pricing Period; and

                  (iii) 1.75%, if such day falls within a Level III Pricing Period; and

         (b) with respect to any Tranche B Term Loan outstanding on any day, 2.50%.

         "Applicable Eurodollar Margin" shall mean (a) with respect to any Tranche A Term Loan or Revolving Loan outstanding on any day:

                  (i)      2.25%, if such day falls within a Level I Pricing
         Period;

                  (ii) 2.50%, if such day falls within a Level II Pricing Period; and

                  (iii) 2.75%, if such day falls within a Level III Pricing Period; and

         (b) with respect to any Tranche B Term Loan outstanding on any day, 3.00%.

         "Applicable Laws" shall have the meaning assigned to such term in
Section 3.09(b).

         "Applicable Percentage" of any Lender shall mean a fraction (expressed as a percentage), the numerator of which is such Lender's Revolving Credit Commitment and the denominator of which is the aggregate of all Lenders' Revolving Credit Commitments.

         "Asset Sale" shall mean any sale, lease, transfer, assignment, Condemnation, Casualty (in the case of Casualty, to the extent covered by insurance) or other disposition of assets (including Intellectual Property and other intangibles), business units, individual business assets or property of the Parent, the Borrower or any of the Subsidiaries made after the Closing Date, including the sale, transfer or disposition of any Capital Stock or real property; provided, however, that none of the following shall be deemed to be an Asset Sale: (a) the sale of inventory (other than to Subsidiaries) in the ordinary course of business; and (b) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Borrower or any Subsidiary (i) to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary, (ii) to any Wholly Owned Subsidiary which is a Foreign Subsidiary, so long as such transaction is permitted by paragraph (G) of Section 6.05(a), (iii) to any other person, so long as the fair market value of all property disposed of pursuant to this clause (iii) does not exceed $150,000 in the aggregate in any fiscal year, (iv) in connection with the liquidation for the account of the Borrower or any Subsidiary of Cash Equivalents or (v) to the extent that such assets consist of damaged, worn out or obsolete tangible assets, so long as the fair market value of all property disposed of pursuant to this clause (v) does not exceed $500,000 in the aggregate in any fiscal year; provided that the foregoing definition shall not be deemed to imply that any such Asset Sale is permitted under this Amended Agreement.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and its assignee, and accepted by the Agent, in the form attached hereto as Exhibit E or such other form as shall be approved by the Agent.

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement dated as of January 1, 1997 among the Parent, the Borrower and the Agent.

         "Balance Sheet" shall have the meaning assigned to such term in Section 3.05.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall mean FATS, Inc.

         "Borrower's Consent" shall mean the Borrower's Consent and Agreement dated as of the Effective Date between the Borrower and the Agent in the form attached hereto as Exhibit B-2.

         "Borrowing" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Breakage Event" shall have the meaning assigned to such term in
Section 2.16.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of North Carolina or New York) on which banks are open for business in Charlotte, North Carolina and New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for international business (including dealings in dollar deposits) in London.

         "Capital Expenditures" shall mean, for any period, the sum of (a) all expenditures (whether paid in cash or other consideration or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or similar items and (b) to the extent not covered by clause (a) hereof, all expenditures (whether paid in cash or other consideration or accrued as a liability) of the Borrower and its Consolidated Subsidiaries for such period to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidences of beneficial ownership of, any other person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets); provided that the foregoing shall exclude (i) all such expenditures to the extent made with Insurance Proceeds or Condemnation Awards, (ii) de minimis expenditures which individually are less than $2,500 (so long as the exclusion of such de minimis items is in accordance with GAAP) and (iii) expenditures for Permitted Acquisitions.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Amended Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" of any person shall mean any and all shares, partnership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

         "Cash Capital Expenditures" shall mean, for any period, all Capital Expenditures paid in cash during such period.

         "Cash Dividends" shall mean, for any period, the aggregate amount of dividends paid in cash during such period.

         "Cash Equivalents" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service, Inc., respectively;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) money market funds substantially all of whose assets are comprised of securities of the types described in (a) through (c) above;

                  (e) cash deposits in any Deposit Account covered by an Agency Account Agreement or in any cash collateral account with the Agent required by, and maintained in accordance with, this Amended Agreement or any Collateral Document; and

                  (f) other investment instruments approved in writing by the Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

         "Cash Interest Expense" shall mean, for any period, the gross amount of interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including
(a) the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, (b) all amounts paid (net of any amounts received) pursuant to Interest Rate Protection Agreements during such period and (c) all fees, charges, discounts and other costs paid in respect of Indebtedness during such period, but, in each case, excluding any non-cash interest expense.

         "Cash Tax Expense" shall mean, for any period, the amount of expense for Federal, state, local and other income taxes of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (assuming the Borrower was deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Code) of which only the Borrower and the Subsidiaries were members), for such period, but excluding deferred income tax expense.

         "Casualty" shall mean any casualty or other loss, damage or destruction.

         "Centre Entities" shall mean Centre Capital Investors II, L.P., a Delaware limited partnership, Centre Partners Coinvestment, L.P., a Delaware limited partnership, Centre Capital Offshore Investors II, L.P., a Bermuda limited partnership, and Centre Capital Tax-exempt Investors II, L.P., a Delaware limited partnership.

         "Change in Control" shall mean the occurrence of any of the following events: (a) the Parent shall fail to own 100% of the Capital Stock of the Borrower (on a fully diluted basis), (b) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Permitted Investors, shall beneficially own, directly or indirectly, an amount of the outstanding Capital Stock of the Parent entitled to 29% or more of the Total Voting Power of the Parent, (c) the Permitted Investors shall beneficially own, directly or indirectly, an amount of the outstanding capital stock of the Parent entitled to less than 30% of the Total Voting Power of the Parent, or (d) the failure at any time of a majority of the seats (excluding vacant seats) on the board of directors of the Parent to be occupied by persons who were nominated by the affirmative vote of members of such board of directors who are officers or Affiliates of the Permitted Investors.

         "Charges" shall have the meaning assigned to such term in Section 9.09.

         "Class" shall have the meaning assigned to such term in Section 1.03.

         "Closing Date" shall mean July 31, 1996.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, the Perfection Certificate, the Agency Account Agreements, the Mortgages, the Parent's Consent, the Borrower's Consent and the Subsidiaries' Consent and all other security agreements, financing statements and other documents and instruments executed and delivered pursuant to the terms hereof or thereof in order to secure any Obligations, perfect any Lien granted to the Agent for the benefit of the Secured Parties pursuant thereto or otherwise protect the interests of the Secured Parties, including each agreement executed in connection with (i) the pledge of Capital Stock of F.A.T.S. Singapore PTE LTD. and Firearms Training Systems Netherlands B.V. and (ii) the granting of a security interest in or assignment of (or any equivalent thereof) (A) any foreign collection account, operating account or investment account and (B) any rights to receive payments with respect to any Government Contract.

         "Commitment" shall mean, with respect to any Lender, such Lender's Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Revolving Credit Commitment and Swingline Commitment, as applicable.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.06(a).

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Condemnation" shall mean any taking of property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

         "Condemnation Award" shall mean all proceeds of any Condemnation or transfer in lieu thereof.

         "Consolidated Subsidiaries" shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Current Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as current assets.

         "Current Liabilities" shall mean, as of any date, all liabilities which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as current liabilities.

         "Debt Issuance" shall mean the issuance after the Closing Date of any Indebtedness by the Parent, the Borrower or any of the Subsidiaries (other than any Indebtedness permitted by paragraph (b), (c), (d), (e), (f) or (g) of
Section 6.01), provided that the foregoing definition shall not be deemed to imply that any such issuance of Indebtedness is permitted under this Amended Agreement.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Deposit Account" shall mean any demand, time, savings, passbook, collection, operating, investment or other like type of account relating in any way to the assets or business of the Borrower or any Subsidiary.

         "Determination Date" shall mean:

         (a) in connection with the issuance of, or participation in, any new Foreign Currency Letter of Credit, the Business Day of such issuance or participation;

         (b) in connection with the extension of any existing Foreign Currency Letter of Credit, the Business Day of such extension;

         (c) the date of any reduction of the Revolving Credit Commitments pursuant to the terms of Section 2.10; or

         (d) for purposes of Section 2.12(c), the second Business Day after the first and the fifteenth day of each calendar month.

         "Disqualified Stock" of any person shall mean (a) any Capital Stock of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Tranche B Maturity Date and (b) if such person is a Subsidiary, any Preferred Stock of such person.

         "Dollar Amount" shall mean (a) with respect to dollars or an amount denominated in dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Amended Agreement.

         "Dollar Equivalent" shall mean, on any date, with respect to an amount denominated in a Foreign Currency, the amount of dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of such Foreign Currency at its spot selling rate of exchange effective for that date for the immediate exchange of such currencies (inclusive of all reasonable related costs of conversion, if any are actually incurred and based on the market rates available to the Agent) applicable to the relevant transaction at or about 11:00 a.m., Charlotte, North Carolina time, on such date.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "EBITDA" shall mean, for any period, (a) Net Income for such period, plus, (b) the following to the extent deducted in computing such Net Income: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization of tangible and intangible assets and (iv) other non-cash charges or non-cash losses, in each case for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (c) the following to the extent added in computing such Net Income: (i) interest income and (ii) any non-cash income or non-cash gains, in each case for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Effective Date" shall have the meaning assigned to such term in
Section 4.01.

         "Environmental Laws" shall mean any and all applicable present and future (when implemented) treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and

Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Issuance" shall mean the issuance after the Closing Date of any Capital Stock or receipt of any capital contribution (other than a Qualifying Capital Contribution) by the Parent, the Borrower or any of the Subsidiaries, provided that the foregoing definition shall not be deemed to imply that any such Equity Issuance is permitted under this Amended Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any period, the excess of (a) the sum, without duplication, of (i) EBITDA for such period, (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to sales of assets out of the ordinary course of business, if any, during such period to the extent that any such extraordinary cash income, such insurance proceeds or such cash gain (A) is not included in EBITDA for such period and (B) is not required to be utilized in connection with a payment made (or to be made) by the Borrower pursuant to Section 2.12(e) and (iii) the amount, if any, by which Working Capital decreased during such period over (b) the sum, without duplication, of (i) Cash Tax Expense for such period, (ii) Cash Interest Expense for such period, (iii) Cash Capital Expenditures for such period, (iv) Scheduled Principal Payments for such period, (v) optional and mandatory prepayments of the principal of Loans made during such period (except pursuant to Section 2.12(f)), but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and, in the case of any mandatory prepayment made during such period, only to the extent that the Net Cash Proceeds of the Prepayment Event giving rise to such prepayment are included in EBITDA for such period, and (vi) the amount, if any, by which Working Capital increased during such period.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" shall have the meaning assigned in such term in
Section 2.20(a).

         "Existing Issuing Bank" shall mean NationsBank, N.A. (formerly known as NationsBank, N.A. (South), in its capacity as issuer of letters of credit under the Original Credit Agreement.

         "Existing Letters of Credit" shall have the meaning set forth in
Section 2.22(m).

         "Facilities" shall mean the Tranche A Term Loans, the Tranche B Term Loans, the Revolving Loans and the Letters of Credit provided or participated in by the Lenders to the Borrower pursuant to this Amended Agreement and the other Loan Documents.

         "FATS UK" shall mean Firearms Training Systems Limited, a United Kingdom corporation.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to the Borrower.

         "Fee Letter" shall have the meaning assigned to such term in Section 2.06(b).

         "Fees" shall mean the Commitment Fees, the other fees payable pursuant to the Fee Letter and the Letter of Credit Fees.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer or similar officer of such corporation.

         "Financial Statements" shall have the meaning assigned to such term in
Section 3.05(a).

         "Foreign Currency" shall mean any currency other than dollars that is acceptable to the Agent in its reasonable discretion.

         "Foreign Currency Letter of Credit" shall mean any Letter of Credit denominated in a Foreign Currency.

         "Foreign Currency Letter of Credit Exposure" shall mean all Letter of Credit Exposure attributable to Foreign Currency Letters of Credit.

         "Foreign Subsidiary" shall mean any Subsidiary which is not a Domestic Subsidiary.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "Government Contract" shall have the meaning assigned to such term in
Section 3.17(a).

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiaries Guarantee Agreement.

         "Guarantor" shall mean any party to either Guarantee Agreement.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "ICAT Acquisition" shall mean the purchase by the Borrower of the assets of the ICAT simulation division of SBS Technologies, Inc. for an aggregate consideration not in excess of $2,200,000.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind made with or to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, including certificates issued in connection with an asset securitization, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations of such person to contribute money or other property to any other person. The Indebtedness of any person shall include, without duplication, the Indebtedness of any partnership in which such person is a general partner and of any trust or other entity formed or utilized in connection with a securitization of assets of such person. Notwithstanding the foregoing, (i) the Indebtedness of any person shall exclude all trade accounts payable arising in the ordinary course of business and (ii) the Indebtedness of the Borrower shall exclude accrued expenses in accordance with GAAP.

         "Indemnified Party" shall have the meaning assigned to such term in
Section 9.05(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, dated as of October 1, 1997, between the Borrower, each Subsidiary and the Agent for the Lenders.

         "Insurance Proceeds" shall mean all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

         "Intellectual Property" shall mean all patents, patent rights, patent applications, licenses, inventions, trade secrets, know how, proprietary techniques (including processes and substances), trademarks, servicemarks, tradenames and copyrights.

         "Intercompany Notes" shall mean the promissory notes issued as contemplated by Section 6.04(a)(ii), in the form attached hereto as Exhibit G.

         "Interest Payment Date" shall mean, with respect to any Loan, all of the following to the extent applicable: (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (b) if such Loan is part of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, (c) if such Loan is part of any Eurodollar Borrowing, the date of any repayment or prepayment of the Eurodollar Borrowing of which such Loan is a part, (d) if such Loan is part of an ABR Borrowing of any Class, the date of any repayment or prepayment of the ABR Borrowing of which such Loan is a part, but only if such repayment or prepayment would repay or prepay in full all ABR Loans of such Class, and (e) if such Loan is a part of any Eurodollar Borrowing, any conversion of such Borrowing to a Borrowing of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 4, 5 or 6 months thereafter, as the Borrower may elect, subject to the availability thereof, as determined by the Agent, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) with respect to any Tranche A Term Loan, Tranche B Term Loan, Revolving Loan or Swingline Loan, the Tranche A Maturity Date, Tranche B Maturity Date, Revolving Credit Maturity Date or Swingline Maturity Date, respectively; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

         "Issuing Bank" shall mean NationsBank, N.A., in its capacity as the issuer of Letters of Credit, and its successors in such capacity; provided that "Issuing Bank" shall mean the Existing Issuing Bank, in its capacity as the issuer of the Existing Letters of Credit, insofar as such term is used in relation to the Existing Letters of Credit.

         "Landlord Waiver" shall mean each of the Landlord Waiver and Consents, in form and substance satisfactory to the Agent made by the Landlords of the Borrower's Georgia offices for the benefit of the Agent and the Secured Parties.

         "Lender" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

         "Letter of Credit" shall mean any Standby Letter of Credit or Trade Letter of Credit issued pursuant to Section 2.22, including the Existing Letters of Credit.

         "Letter of Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Revolving Credit Maturity Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit (including an Existing Letter of Credit).

         "Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (including the Existing Letters of Credit) plus (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section
2.22. The Letter of Credit Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

         "Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and the Lenders pursuant to Section 2.22(g).

         "Level I Pricing Period" shall mean, subject to Section 2.07(c), any period during which (a) the Leverage Ratio is less than 3.00:1.00 and (b) no Default or Event of Default has occurred and is continuing.

         "Level II Pricing Period" shall mean, subject to Section 2.07(c), any period during which the Leverage Ratio is greater than or equal to 3.00:1.00 but less than 4.00:1.00 and (b) no Default or Event of Default has occurred and is continuing.

         "Level III Pricing Period" shall mean any period which is not a Level I Pricing Period or Level II Pricing Period.

         "Leverage Ratio" as of any date shall mean the ratio of (a) Total Debt as of the end of the Reference Period with respect to such date to (b) EBITDA for such Reference Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest, financing statement or encumbrance of any kind in respect of such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

         "Loan Documents" shall mean (a) this Amended Agreement, (b) the Notes,
(c) the Letters of Credit, (d) the Guarantee Agreements, (e) the Indemnity, Subrogation and Contribution Agreement, (f) the Intercompany Notes, (g) the Collateral Documents, (h) any Interest Rate Protection Agreements entered into by the Borrower with any Lender or Affiliate thereof as permitted hereunder, (i) any Supplemental Agreements, and (j) the Assignment and Assumption Agreement.

         "Loan Parties" shall mean the Borrower, the Subsidiaries, the Centre Entities, the Parent and any other person which becomes a pledgor under any Pledge Agreement.

         "Loans" shall mean any or all of the Tranche A Term Loans, the Tranche B Term Loans, the Revolving Loans and the Swingline Loans.

         "Margin Stock" shall have the meaning assigned to such term under Regulation U.

         "Material Adverse Change" shall mean either (i) any material adverse change in the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, other than changes relating to the economy in general or the defense, law enforcement or simulations industries in general and not specifically relating to the Borrower or a Subsidiary, or (ii) any damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking that has a Material Adverse Effect on the Borrower or the Subsidiaries.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the Subsidiaries to perform their material obligations under the Loan Documents, taken as a whole, or (c) a material impairment of the rights of or benefits available to the Lenders under the Loan Documents, taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Material Contracts" shall have the meaning assigned to such term in
Section 3.10(a).

         "Material Intellectual Property" shall have the meaning assigned to such term in Section 3.07(c).

         "Maximum Rate" shall have the meaning assigned to such term in Section 9.09.

         "Mortgage" shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents and fixture filing, or similar instrument creating and evidencing a lien on a real property and other property and rights incidental thereto, which shall be substantially in the form of Exhibit K hereto (with such conforming changes appropriate for a fee mortgage or a leasehold mortgage as shall be satisfactory to the Agent), containing such schedules and including such exhibits as shall not be inconsistent with the provisions of Section 4.01(d) of the Original Credit Agreement or shall be necessary to conform such instrument to applicable local law and which shall be dated the date of delivery thereof and made by the owner of the real property described therein for the benefit of the Agent, as mortgagee (or beneficiary), assignee and secured party for the benefit of the Secured Parties, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof and, in each case, for such changes therein (whether before or after the execution and delivery thereof) as are otherwise permitted by Section 9.08.

         "Mortgaged Properties" shall mean the owned real properties and leasehold interests identified as "Mortgaged Properties" on Schedule 3.07(b) and each other owned real property or leasehold interest required to be subjected to a Mortgage under Section 5.12.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NCMI" shall mean NationsBanc Capital Markets, Inc.

         "Net Cash Proceeds" shall mean: (a) with respect to any Asset Sale, (i) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation unless such Insurance Proceeds or Condemnation Awards (A) are Reinvestment Funds or (B) are to be used for repair, restoration or replacement pursuant to plans approved by the Required Lenders) actually paid to or actually received by the Parent, the Borrower or any Subsidiary in respect of such Asset Sale (including cash proceeds subsequently received at any time in respect of such Asset Sale in respect of non-cash consideration initially received or otherwise), less (ii) the sum of (A) the amount, if any, of all taxes (other than income taxes) and the Borrower's good-faith best estimate of all income taxes (to the extent that such amount shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to the Borrower, any Subsidiary or any Affiliate of the Borrower) that are incurred in connection with such Asset Sale and are payable by the seller or the transferor of the assets or property to which such Asset Sale relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a)(i) above, (B) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and (C) if applicable, the amount of Indebtedness secured by a Lien permitted under Section 6.02 that has been repaid or refinanced as required in accordance with its terms with the proceeds of such Asset Sale; and (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by the Parent, the Borrower or any Subsidiary in respect of such Equity Issuance or Debt Issuance, as the case may be, net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by the Parent, the Borrower or any Subsidiary in connection therewith.

         "Net Income" shall mean, for any period, net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such calculation of net income (or loss) (a) the income of any person in which any other person (other than the Borrower or any of the Subsidiaries) has any interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Wholly Owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date such person's assets are acquired by the Borrower or any of the Subsidiaries, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business and (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains or non-cash extraordinary losses.

         "Net Worth" shall mean, as of any date, the total of all amounts which would in accordance with GAAP be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as (a) the par or stated value of all outstanding Capital Stock of the Borrower, (b) paid in capital or capital surplus relating to such Capital Stock and (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

         "New Lending Office" shall have the meaning assigned to such term in
Section 2.20(e).

         "Non-U.S. Lender" shall have the meaning assigned to such term in
Section 2.20(e).

         "Notes" shall mean the Tranche A Term Notes, the Tranche B Term Notes, the Swingline Note and the Revolving Credit Notes.

         "Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (g) or (h) of Article VII of this Amended Agreement) on the Loans and all amounts drawn under the Letters of Credit when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Original Credit Agreement, this Amended Agreement or any other Loan Document and (c) all other obligations, monetary or otherwise, of the Borrower or any of the other Loan Parties under any Loan Document (including any Interest Rate Protection Agreement entered into by the Borrower after the Closing Date with any Lender or Affiliate of a Lender as permitted under this Amended Agreement) to which it is a party, in each case, whether now owing or hereafter existing.

         "Original Credit Agreement" shall mean the Credit Agreement dated as of July 31, 1996 among the Parent, the lenders named therein and NationsBank, N.A. (South), as Agent and Issuing Bank, as amended, modified or supplemented from time to time.

         "Other Taxes" shall have the meaning assigned to such term in Section 2.20(b).

         "Parent" shall mean Firearms Training Systems, Inc.

         "Parent's Consent" shall mean the Parent's Consent and Agreement dated as of the Effective Date between the Parent and the Agent in the form attached hereto as Exhibit B-1.

         "Parent Guarantee Agreement" shall mean the Guarantee Agreement dated as of January 1, 1997 between the Parent and the Agent, as amended by the Parent's Consent and as such Parent Guarantee Agreement may be further amended from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "Perfection Certificate" shall mean a certificate from the Borrower and the Subsidiaries dated July 31, 1996.

         "Permitted Acquisition" shall mean (A) the ICAT Acquisition, (B) the Simulation Acquisition and (C) one or more non-hostile acquisitions by the Borrower or any Domestic Subsidiary of assets or Capital Stock (other than Margin Stock) of any other person so long as (i) in the case of an acquisition of assets, such assets are to be used, and in the case of an acquisition of Capital Stock, the person so acquired is engaged, in a line of business substantially similar or directly related to the business of the Borrower and its Subsidiaries as of the Effective Date (including training services that compliment the Borrower's existing business and live fire), (ii) the Borrower shall have provided the Lenders with the financial information required by Section 5.04(g) and such other information as the Lenders shall reasonably request, (iii) on the date of such acquisition and immediately after giving effect thereto, the representations and warranties set forth in Article III shall be true and correct in all material respects with the same effect as though made on and as of such date and no Default or Event of Default shall exist, (iv) on the date of such acquisition and immediately after giving effect thereto, the Borrower shall be in compliance with the covenants set forth in Article VI hereto on a pro forma basis, (v) in the case of an acquisition of Capital Stock of a person, then simultaneously with any such acquisition, the Agent for the benefit of the Secured Parties shall be granted
(A) in the case of a person organized under the laws of the United States, any State thereof or the District of Columbia, a first priority security interest in all of such Capital Stock acquired by the Borrower or any Domestic Subsidiary as part of such acquisition, and (B) in the case of a person organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, that will be acquired directly by the Borrower or a Domestic Subsidiary, a first priority security interest in 65% of all of the Capital Stock of the person so acquired, and in all cases the Borrower shall, and shall cause any applicable Subsidiary to, execute any documents (including a Supplemental Agreement, Intercompany Note, financing statements and other Collateral Documents) and take all action (including filing financing statements and obtaining and providing consents, and legal opinions) that may be required under applicable law, or that the Agent may reasonably request, in order to grant, preserve, protect and perfect such security interest, (vi) in the case of an acquisition of Capital Stock of a person, the Borrower acquires directly or indirectly 100% of the Capital Stock of such person; and (vii) the aggregate fair market value of consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for all such acquisitions made during any fiscal year, including cash, securities, other property and the assumption of Indebtedness (if permitted), shall not exceed $5,000,000; provided, that, for the Borrower's 1998 fiscal year, the maximum amount of fair market value consideration permitted by this clause (vii) shall be reduced by the aggregate fair market value of consideration for the ICAT Acquisition and the Simulation Acquisition.

         "Permitted Investors" shall mean (a) the Sponsor, (b) any Affiliate of the Sponsor, so long as such Affiliate is reasonably acceptable to the Agent; provided, that each of the Centre Entities shall be deemed reasonably acceptable to the Agent, (c) Affiliates of NationsBank, N.A. and (d) stockholders of the Parent that become stockholders of the Parent in connection with acquisitions by the Borrower, so long as the aggregate Total Voting Power of the Parent held by such person/or persons, at any time, does not exceed 5% of the Total Voting Power of the Parent.

         A "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

         "Personnel" shall have the meaning assigned to such term in Section 3.07(c).

         "Plan" shall mean at a particular time, any employee benefit plan which is covered by

ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement between the Parent and the Agent dated as of January 1, 1997, as amended by the Parent's Consent and as such Pledge Agreement may be further amended from time to time.

         "Preferred Stock", as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Prepayment Account" shall have the meaning assigned to such term in
Section 2.12(j).

         "Prepayment Event" shall mean any Asset Sale, Equity Issuance or Debt Issuance.

         "Prepayment Percentage" shall mean, in connection with any mandatory prepayment pursuant to Section 2.12(f) with respect to any fiscal year of the Borrower, (a) 50% if, prior to such mandatory prepayment, the sum of (i) the aggregate principal amount of the Loans outstanding, (ii) the Letter of Credit Exposure and (iii) the Unused Revolving Credit Commitments has been reduced so that such sum does not exceed $40,000,000 and (b) otherwise, 75%.

         "Prime Rate" shall mean the rate of interest per annum adopted from time to time by the Agent as its prime rate, as announced and in effect at its principal office in Charlotte, North Carolina. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "pro forma basis" shall mean that, for purposes of calculating compliance with the covenants set forth in Article VI in respect of any Permitted Acquisition, such Permitted Acquisition (and any other Permitted Acquisition which occurred during the relevant Reference Period) shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Agent has received the Required Financial Statements. In connection with any calculation of the financial covenants set forth in Section 6.15, upon giving effect to a Permitted Acquisition (and any other transaction which occurred during the relevant four fiscal quarter period) on a pro forma basis for purposes of Section 6.04(a)(ix),
Section 6.05(b) and clause (iv) of the definition of "Permitted Acquisition" set forth in this Section 1.01, as applicable, (A) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the relevant four fiscal quarter period, (B) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of such calculations and (C) income statement items (whether positive or negative) attributable to the person or asset acquired or to the investment comprising such transaction, as applicable, shall be included as if such transaction had occurred as of the first day of the relevant four fiscal quarter period.

         "Properties" shall have the meaning assigned to such term in Section 5.11(a).

         "Qualifying Capital Contribution" shall mean a contribution to the capital of the Parent (and, indirectly, to the Borrower) made by the Permitted Investors or any other person in cash; provided, that (a) 100% of the proceeds of such capital contribution shall be immediately contributed by the Parent to the Borrower, (b) the Parent shall receive no consideration therefor (other than additional shares of common stock of the Borrower which are immediately pledged to the Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties), and (c) no Default or Event of Default shall be continuing after giving effect thereto.

         "Recapitalization Agreement" shall mean the Recapitalization and Stock Purchase and Sale Agreement dated as of June 5, 1996, among THIN, the Borrower, the Sponsor and the Centre Entities, as amended by a letter agreement dated June 12, 1996, a letter agreement dated July 9, 1996 and a letter agreement dated July 31, 1996, including all schedules and exhibits thereto and related documentation.

         "Reference Period" with respect to any date shall mean the period of four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

         "Register" shall have the meaning assigned to such term in Section 9.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reinvestment Funds" shall mean, with respect to any Insurance Proceeds from a Casualty or Condemnation Award from a Condemnation, that portion of such proceeds as shall, according to a certificate of a Financial Officer of the Borrower delivered to the Agent within 90 days after the occurrence of such Casualty or Condemnation, be reinvested in the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or Condemnation; provided that (a) the aggregate amount of such proceeds with respect to any such event or series of related events shall not exceed $1,000,000, (b) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Agent for the benefit of the Lenders, over which the Agent shall have sole control and exclusive right of withdrawal (subject to the right of the Borrower to withdraw funds for the purpose of the reinvestment described in such certificate so long as no Default or Event of Default has occurred and is continuing), (c) from and after the date of delivery of such certificate, the Borrower shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or Condemnation as described in such certificate and (d) no Event of Default shall have occurred and be continuing.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, the actions described in clause (i) or (ii) above.

         "Repayment Date" shall mean a Tranche A Repayment Date or a Tranche B Repayment Date, as applicable.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the PBGC has waived either the 30-day notice period or the penalty for failure to give notice.

         "Required Financial Statements" shall mean, with respect to any period, the financial statements of the Borrower for such period required under Section 5.04(a) or (b) hereunder, as applicable.

         "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), Letter of Credit Exposure, Swingline Exposure and unused Commitments (excluding the Swingline Commitment), representing in the aggregate at least a majority of the sum at such time of (a) the aggregate principal amount of the Loans outstanding (excluding Swingline Loans), (b) the Letter of Credit Exposure, (c) Swingline Exposure and (d) the aggregate amount of unused Commitments (excluding the Swingline Commitment).

         "Responsible Officer" of any person shall mean and include the president, chief executive officer, chief operating officer, any financial officer, any vice president, the general counsel or any other senior officer of such person (or, in the case of a partnership, of a general partner thereof).

         "Revolving Credit Availability Period" shall mean the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in
Schedule 2.02(c) or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Revolving Credit Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Revolving Credit Lender's Letter of Credit Exposure, plus the aggregate amount at such time of such Revolving Credit Lender's Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Credit Maturity Date" shall mean July 31, 2002.

         "Revolving Credit Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-3 hereto, evidencing Revolving Loans.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.02(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Scheduled Principal Payments" shall mean, for any period, without duplication, (a) the aggregate principal amount of Term Loans paid during such period pursuant to Section 2.12(a) and/or (b) and (b) the aggregate principal amount of all scheduled principal payments on Indebtedness (other than Loans) of the Borrower and its Consolidated Subsidiaries made during such period, determined on a consolidated basis in accordance with GAAP, including any discount or premium relating to such Indebtedness, whether expensed or capitalized.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency.

         "Secured Parties" shall mean (a) the Lenders, (b) the Agent, in its capacity as such under each Loan Document, (c) each Lender or Affiliate thereof with which the Borrower enters into an Interest Rate Protection Agreement as permitted under the Original Credit

Agreement and this Amended Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by any of the Loan Parties under any Loan Document and (e) the successors and assigns of the foregoing.

         "Security Agreement" shall mean the Pledge and Security Agreement dated as of July 31, 1996 among the Parent, the Domestic Subsidiaries and the Agent, and assigned to and assumed by the Borrower pursuant to the Assignment and Assumption Agreement, as amended by the Borrower's Consent and as such Security Agreement may be further amended from time to time.

         "Simulation Acquisition" shall mean the purchase by the Borrower (or a Wholly Owned Domestic Subsidiary thereof) of the assets of Firearms Simulation Systems, Inc., a Florida corporation for an aggregate consideration not in excess of $400,000, plus a contingent payment in the form of common stock of the Parent.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent" shall have the meaning assigned to such term in Section 3.19(a).

         "Sponsor" shall mean Centre Partners II, LLC, a Delaware limited liability company.

         "Standby Letter of Credit" shall mean an irrevocable standby letter of credit, whether denominated in dollars or a Foreign Currency, for the account of the Borrower and for the benefit of any holder of obligations of the Borrower or the Subsidiaries incurred in the ordinary course of business.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         The term "subsidiary" shall mean, with respect to any person (referred to in this definition as the "parent"), any corporation, partnership, association or other business entity (a) of which Capital Stock representing more than 50% of the aggregate ordinary voting power or more than 50% of the ownership interests or more than 50% of the general partnership interests is, at the time any determination is being made, owned, Controlled or held or

(b) which is, at the time any determination is made, otherwise Controlled, by
(i) the parent, (ii) one or more subsidiaries of the parent or (iii) the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower, including FATS UK.

         "Subsidiaries' Consent" shall mean the Subsidiaries' Consent and Agreement dated as of the Effective Date among the Domestic Subsidiaries, the Lenders and the Agent in the form attached hereto as Exhibit B-3.

         "Subsidiaries Guarantee Agreement" shall mean the Guarantee Agreement dated as of October 15, 1997 between the Subsidiaries named therein and the Agent, as amended from time to time.

         "Supplemental Agreement" shall mean an agreement between a Subsidiary and the Agent in the form attached hereto as Exhibit C, as amended from time to time.

         "Swingline Borrowing" shall mean a Borrowing comprised of Swingline Loans.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.02(d), as the same may be reduced from time to time pursuant to Section 2.10. Such commitments are specified on
Schedule 2.01(d) to this Amended Agreement.

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender (including the Agent) at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall mean Nationsbank, N.A., in its capacity as the maker of Swingline Loans, and its successors in such capacity.

         "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.02(e).

         "Swingline Maturity Date" shall mean July 31, 2002.

         "Swingline Note" shall mean the swingline note of the Borrower, substantially in the form of Exhibit A-4, evidencing the Swingline Loans.

         "Taxes" shall have the meaning assigned to such term in Section
2.20(a).

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loans" shall mean any or all of the Tranche A Term Loans and Tranche B Term

Loans.

         "THIN" shall mean THIN International N.V.

         "Total Debt" shall mean, as of any date, the aggregate principal amount of (a) all Term Loans as of such date, (b) all Revolving Loans as of such date and (c) all other Indebtedness (other than Interest Rate Protection Agreements permitted by Section 6.01) of the Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Total Voting Power" with respect to any person on any date shall mean the total number of votes which may be cast in the election of directors of such person at any meeting of stockholders of such person if all securities entitled to vote in the election of directors of such person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities on such date or within 60 days thereafter) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

         "Trade Letter of Credit" shall mean a trade or commercial letter of credit, whether denominated in dollars or a Foreign Currency, issued for the account of the Borrower and for the benefit of any holder of obligations of the Borrower or the Subsidiaries incurred in the ordinary course of business.

         "Tranche A Maturity Date" shall mean July 31, 2002.

         "Tranche A Repayment Date" shall have the meaning assigned to such term in Section 2.12(a).

         "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

         "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder as set forth on Schedule 2.01(a) to the Original Credit Agreement, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Tranche A Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.02(a). Each Tranche A Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Tranche A Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-1, evidencing Tranche A Term Loans.

         "Tranche B Maturity Date" shall mean July 31, 2003.

         "Tranche B Repayment Date" shall have the meaning assigned to such term in Section 2.12(b).

         "Tranche B Special Election" shall have the meaning set forth in
Section 2.12(i).

         "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

         "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on Schedule 2.01(b) to the Original Credit Agreement, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.02(b). Each Tranche B Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Tranche B Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Tranche B Term Loans.

         "Transferee" shall have the meaning assigned to such term in Section 2.20(a).

         "Type" shall have the meaning assigned to such term in Section 1.03.

         "Unused Revolving Credit Commitments" on any day shall mean the aggregate amount of the Revolving Credit Commitments on such day, less the sum of (a) the aggregate principal amount of outstanding Revolving Loans on such day and (b) the Letter of Credit Exposure on such day. The Unused Revolving Credit Commitment of any Lender on any day shall mean the amount of such Lender's Revolving Credit Commitment on such day, less the sum of its outstanding Revolving Loans on such day and its Letter of Credit Exposure on such day. For the avoidance of doubt, in calculating the Unused Revolving Credit Commitments of the Lenders or the Unused Revolving Credit Commitment of any Lender, no deduction shall be made on account of outstanding Swingline Loans.

         "Wholly Owned Subsidiary" shall mean, at any time, any Subsidiary all the Capital Stock of which is at such time directly or indirectly owned by the Borrower.

         "Working Capital" shall mean, as of any date of determination, an amount equal to (a) Current Assets as of such date, but excluding cash and Cash Equivalents described under clauses (a) through (f) of the definition thereof, minus (b) Current Liabilities as of such date, but excluding (i) the current portion of long-term Indebtedness and (ii) Revolving Loans. Working Capital as of any date may be a positive or negative number. Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative, and all such increases and decreases for any period shall be determined in a manner consistent with that used in preparing the Borrower's consolidated statements of cash flows for the same period in accordance with GAAP.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Amended Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Amended Agreement applied on a basis consistent with the application used in preparing the Borrower Financial Statements.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.04. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings and Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans refers to whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan, a Revolving Loan or a Swingline Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (e.g., a "Eurodollar Tranche A Term Loan" is a Loan which is both a Tranche A Term Loan and a Eurodollar Loan).

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. Restructuring of Loans. When this Amended Agreement becomes effective, without further action by any person, all outstanding Loans under the Original Credit Agreement shall become Loans hereunder, and shall be subject hereto, in an aggregate principal amount equal to the aggregate principal amount of such outstanding Loans. All such Loans hereunder shall be of the same Type, and shall have the same Interest Period, as the corresponding Loans outstanding under the Original Credit Agreement.

         SECTION 2.02. Commitment to Make Loans. (a) Each Lender made a Tranche A Term Loan to the Borrower on the Closing Date in a principal amount equal to the amount of its Tranche A Term Loan Commitment.

         (b) Each Lender made a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount equal to the amount of its Tranche B Term Loan Commitment.

         (c) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans in dollars to the Borrower, at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the excess, if any, of (i) such Lender's Revolving Credit Commitment, as set forth in Schedule 2.02(c), at such time over (ii) the Dollar Amount of such Lender's Revolving Credit Exposure at such time.

         (d) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make Swingline Loans to the Borrower at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) $2,000,000 and (ii) the excess, if any, of (A) the Revolving Credit Commitments at such time over (B) the Dollar Amount of the Aggregate Revolving Credit Exposure at such time.

         (e) The Borrower may borrow, pay or prepay and reborrow Revolving Loans and Swingline Loans during the Revolving Credit Availability Period, within the limits set forth in Sections 2.02(c) and 2.02(d) and upon the other terms and subject to the other conditions and limitations set forth herein. Amounts paid or prepaid in respect of the Tranche A Term Loans or the Tranche B Term Loans may not be reborrowed.

         SECTION 2.03. Loans. (a) Each Loan (other than Swingline Loans) has been or shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The ABR Loans comprising a Borrowing of any Class (other than a Swingline Borrowing) shall be in an aggregate principal amount equal to an integral multiple of $100,000 and not less than $500,000 (or, in the case of Revolving Credit Borrowings, an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments). The Eurodollar Loans comprising a Borrowing of any Class shall be in an aggregate principal amount equal to an integral multiple of $100,000 and not less than $500,000. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000.

         (b) A particular Borrowing of any Class shall consist solely of ABR Loans or Eurodollar Loans of such Class, as the Borrower may request pursuant to
Section 2.04; provided that (i) if an Event of Default or Default shall have occurred and be continuing (A) the Borrower shall not be entitled to request any Eurodollar Loans and (B) no Loans of any Type shall be made unless such Event of Default or Default shall have been waived in accordance with Section 9.08(b) and
(ii) all Swingline Borrowings shall consist solely of ABR Loans. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Amended Agreement and the applicable Note. Borrowings of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing or any continuation or conversion thereof which, if made, would result in an aggregate of more than eight separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Subject to Section 2.03(g), each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.17, of each Borrowing (other than a Swingline Borrowing) hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Charlotte, North Carolina, not later than 1:00 p.m., Charlotte time, and the Agent shall by 3:00 p.m., Charlotte time, credit or wire transfer the amounts so received to an account in the name of the Borrower, maintained with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Agent by 3:00 p.m. on the date such Swingline Loan is so requested pursuant to Section 2.04.

         (d) If the Agent has not received from the Borrower the payment required by Section 2.22(h) by 12:30 p.m., Charlotte time, one Business Day after receipt by the Borrower of notice from the Issuing Bank that payment of a draft presented under any Letter of Credit has been or will be made, as provided in Section 2.22(h), the Agent will promptly notify the Issuing Bank and each Revolving Credit Lender of the Letter of Credit Disbursement and in the case of each Revolving Credit Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment) of the Dollar Amount of such Letter of Credit Disbursement. Not later than 10:00 a.m., Charlotte time, on the next Business Day, each Revolving Credit Lender shall make available its pro rata share of the Dollar Amount of such Letter of Credit Disbursement in Federal or other funds immediately available in Charlotte, to the Agent at its address set forth in Section 9.01, and the Agent will promptly make such funds available to the Issuing Bank. The Agent will promptly remit to each Revolving Credit Lender that shall have made such funds available its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment) of any amounts subsequently received by the Agent from the Borrower in respect of such Letter of Credit Disbursement.

         (e) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by any Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Agent such Lender's portion of such Borrowing or payment, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing or payment in accordance with Section 2.03(c) or (d), as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrower or the Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Agent and the Issuing Bank are the same person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.07 or 2.22(h), as applicable, and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Amended Agreement.

         (f) Notwithstanding any other provision of this Amended Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date. Any Revolving Credit Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Revolving Credit Borrowing.

         (g) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, upon the terms and subject to the conditions and limitations set forth in this Amended Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed for all purposes to be simultaneously repaid or prepaid in accordance with Section 2.05 or 2.13, as applicable, with the proceeds of a new Revolving Credit Borrowing and the proceeds of such new Revolving Credit Borrowing (to the extent they do not exceed the principal amount of the Borrowing being refinanced) shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.03(c).

         (h) The Swingline Lender may by written notice given to the Agent not later than 11:00 a.m., Charlotte time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of Swingline Loans in which Revolving Credit Lenders will participate. The Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's Applicable Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(c) with respect to Revolving Loans made by such Revolving Credit Lender (and Section 2.03(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         SECTION 2.04. Notice of Borrowings. The Borrower shall give the Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Charlotte time, three Business Days before a proposed borrowing, (b) in the case of an ABR Borrowing (other than a Swingline Borrowing), not later than 11:00 a.m., Charlotte time, on the Business Day of a proposed borrowing and (c) in the case of a Swingline Borrowing, not later than 1:00 p.m. Charlotte time, on the Business Day of a proposed Swingline Borrowing. Any such notice of Borrowing shall be irrevocable, shall be substantially in the form of Exhibit D hereto, and shall in each case refer to this Amended Agreement and specify (i) whether the Borrowing then being requested is to be a Revolving Credit Borrowing or a Swingline Borrowing, and whether such

Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the applicable Lenders or the Swingline Lender, as the case may be, of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

         SECTION 2.05. Notes; Repayment of Loans. The Tranche A Term Loans, the Tranche B Term Loans and the Swingline Loans made by each Lender (including the Swingline Lender) are evidenced by Tranche A Term Notes, Tranche B Term Notes and a Swingline Note, respectively, duly executed and delivered on behalf of the Borrower, dated the Closing Date. The Revolving Loans made by each Lender shall be evidenced by Revolving Credit Notes, duly executed and delivered on behalf of the Borrower, dated the Effective Date, in substantially the form attached hereto as Exhibit A hereto, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment. The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable (a) in the case of a Tranche A Term Loan or a Tranche B Term Loan, as provided in Section 2.12, (b) in the case of a Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Revolving Credit Maturity Date and (c) in the case of a Swingline Loan, on the last day of the Interest Period applicable to such Loan and on the Swingline Maturity Date. Each Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.07. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Amended Agreement and the applicable Notes.

         SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent for the account of each Lender, on the last day of March, June, September and December in each year, commencing on September 30, 1996, and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee"), on the average daily amount of the Unused Revolving Credit

Commitment of such Lender during the preceding quarter (or such other period commencing with the Closing Date or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated), equal to 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Closing Date and cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein.

         (b) The Borrower agrees to pay to the Agent, for its own account, the fees payable by the Sponsor set forth in the Fee Letter dated June 5, 1996 among the Agent, NationsBanc Capital Markets, Inc. and the Sponsor and in the applicable provisions of the Commitment Letter dated June 5, 1996 among such parties (together, the "Fee Letter"), in the amounts and on the dates provided in the Fee Letter. Such fees shall be in addition to the reimbursement of the Agent's reasonable out-of-pocket expenses.

         (c) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances (absent manifest error).

         SECTION 2.07. Interest on Loans. (a) Subject to the provisions of
Section 2.08, each Tranche A Term Loan, Tranche B Term Loan, Revolving Loan or Swingline Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate, plus the Applicable ABR Margin in effect from time to time for such Class of Loan. So long as any ABR Borrowing is outstanding, the Agent shall promptly notify the Borrower of any change in the Alternate Base Rate.

         (b) Subject to the provisions of Section 2.08, each Tranche A Term Loan, Tranche B Term Loan or Revolving Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Eurodollar Margin in effect from time to time for such Class of Loan.

         (c) Any change in the Applicable ABR Margin and Applicable Eurodollar Margin required hereunder shall become effective five days after the date the Borrower delivers its financial statements required by Section 5.04(a) or (b), as the case may be, and the certificate required by Section 5.04(d); provided that if the Borrower fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to Section 5.04(a) or (b), as the case may be, and Section 5.04(d), the Applicable ABR Margin and Applicable Eurodollar Margin for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level III Pricing Period were in effect, and after the date such statements and certificate are actually delivered the Applicable ABR Margin and Applicable Eurodollar Margin shall be determined as otherwise provided for herein; and provided further that any calculation pursuant to the preceding proviso shall not excuse or limit the remedies available for any Default or Event of Default as a result of the failure to deliver such statements.

         (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Amended Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent in good faith, and such determination shall be conclusive absent manifest error.

         SECTION 2.08. Default Interest. If and for so long as any Event of Default shall have occurred and be continuing, interest shall accrue, to the extent permitted by applicable law, on the outstanding amount of all Obligations during the period from (and including) the date of such Event of Default to (but not including) the date of actual payment (after as well as before judgment) at,
(a) in the case of principal of or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) applicable to such Loan during such period pursuant to Section 2.07, plus 2.00% and (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate applicable to ABR Revolving Loans during such period pursuant to Section 2.07, plus 2.00%. The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

         SECTION 2.09. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 or
2.11 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.10. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., Charlotte time, on the Revolving Credit Maturity Date. The Swingline Commitment shall be automatically terminated at 5:00 p.m., Charlotte time, on the Swingline Maturity Date.

         (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an aggregate principal amount which is equal to $1,000,000 or an integral multiple thereof and (ii) the Borrower shall comply with the provisions of Section 2.12(c).

         (c) The Revolving Credit Commitments shall be permanently reduced, after all outstanding Term Loans have been paid in full, by 100% of the amount of any mandatory prepayment of Revolving Loans, Swingline Loans and reduction of Letter of Credit Exposure that is required pursuant to Section 2.12(e) or (f), as provided in Sections 2.12(g) and (h) (and, in the event that the amount of any Net Cash Proceeds referred to in Section 2.12(e) or any portion of Excess Cash Flow referred to in Section 2.12(f) which is allocable to the Revolving Loans, the Swingline Loans and Letter of Credit Exposure exceeds the Dollar Amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Exposure, the Revolving Credit Commitments shall be further reduced by 100% of such excess). Any such reduction shall be effective at the time the related mandatory prepayment is (or would be) required to be made.

         (d) In the event and on each occasion that the Revolving Credit Commitments shall be permanently reduced to an amount less than $2,000,000, the Swingline Commitment shall be reduced at the same time by an amount sufficient to cause the Swingline Commitment not to exceed the Revolving Credit Commitments.

         (e) Each reduction in the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

         SECTION 2.11. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (a) not later than 11:00 a.m., Charlotte time, one Business Day prior to conversion, to convert all or any portion of any Eurodollar Term Borrowing into an ABR Term Borrowing, (b) not later than 10:00 a.m., Charlotte time, three Business Days prior to conversion or continuation, to convert all or any portion of any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue all or any portion of any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period and (c) not later than 10:00 a.m., Charlotte time, three Business Days prior to conversion, to convert the Interest Period with respect to all or any portion of any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing;

                  (ii) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, the aggregate principal amount of such Term Borrowing converted or continued shall be equal to $1,000,000 or an integral multiple thereof;

                  (iii) each conversion or continuation shall be effected by each Lender and the Agent by recording for the account of such Lender the new Term Loan of such Lender resulting from such conversion or continuation and reducing the Term Loan (or portion thereof) of such Lender being converted or continued by an equivalent principal amount; accrued interest on a Term Loan (or portion thereof) being converted or continued shall be paid by the Borrower (A) with respect to any ABR Loan being converted to a Eurodollar Loan, at the end of the Interest Period applicable to such Term Loan prior to its conversion and (B) otherwise, at the time of conversion or continuation;

                  (iv) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (v) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

                  (vi) any portion of a Term Borrowing which cannot be converted into or continued as a Eurodollar Term Borrowing by reason of clause (v) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Tranche A Term Borrowing that would end later than a Tranche A Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Tranche A Term Borrowings with Interest Periods ending on or prior to such Tranche A Repayment Date and (B) the ABR Tranche A Term Borrowings would not be at least equal to the principal amount of Tranche A Term Borrowings to be paid on such Tranche A Repayment Date;

                  (viii) no Interest Period may be selected for any Eurodollar Tranche B Term Borrowing that would end later than a Tranche B Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) Eurodollar Tranche B Term Borrowings with Interest Periods ending on or prior to such Tranche B Repayment Date and (B) the ABR Tranche B Term Borrowings would not be at least equal to the principal amount of Tranche B Term Borrowings to be paid on such Tranche B Repayment Date;

                  (ix) no ABR Term Borrowing may be converted into a Eurodollar Term Borrowing, and no Eurodollar Term Borrowing may be continued as a Eurodollar Borrowing for an additional Interest Period or converted to another Interest Period as a Eurodollar Borrowing, if an Event of Default or Default has occurred and is continuing; and

                  (x) the resulting Borrowings shall satisfy the limitations set forth in Section 2.03(b) regarding the maximum number of Eurodollar Loans of any Lender which may be outstanding hereunder at any one time.

         Each notice pursuant to this Section 2.11 shall be irrevocable and shall refer to this Amended Agreement and specify (I) the principal amount, the Class, the Type and, in the case of a Eurodollar Term Borrowing, the Interest Period of the Term Borrowing that the Borrower requests be converted or continued, (II) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business
Day) and (IV) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.11 and of each such Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

         SECTION 2.12. Mandatory Repayments and Prepayments. (a) Subject to adjustment as provided in Sections 2.12(g) and (h) or Section 2.13(c), (i) the Tranche A Term Loans outstanding as of the Effective Date shall be payable as to principal in 19 installments, consisting of 18 consecutive quarterly installments due on the last day of March, June, September and December of each year, commencing on December 31, 1997, and a final installment due on the Tranche A Maturity Date (each such date, including the Tranche A Maturity Date, being called a "Tranche A Repayment Date") and (ii) the amount of each such installment due on any Tranche A Repayment Date is set forth in the chart below opposite such Tranche A Repayment Date.

================================================================================
         TRANCHE A REPAYMENT DATE            INSTALLMENT AMOUNT
--------------------------------------------------------------------------------
             December 31, 1997                   $  700,000
--------------------------------------------------------------------------------
              March 31, 1998                     $  700,000
--------------------------------------------------------------------------------
               June 30, 1998                     $  700,000

--------------------------------------------------------------------------------
            September 30, 1998                   $1,400,000
--------------------------------------------------------------------------------
             December 31, 1998                   $1,400,000
--------------------------------------------------------------------------------
              March 31, 1999                     $1,400,000
--------------------------------------------------------------------------------
               June 30, 1999                     $1,400,000
--------------------------------------------------------------------------------
            September 30, 1999                   $1,400,000
--------------------------------------------------------------------------------
             December 31, 1999                   $1,400,000
--------------------------------------------------------------------------------
              March 31, 2000                     $1,400,000
--------------------------------------------------------------------------------
               June 30, 2000                     $1,400,000
--------------------------------------------------------------------------------
            September 30, 2000                   $1,400,000
--------------------------------------------------------------------------------
             December 31, 2000                   $1,400,000
--------------------------------------------------------------------------------
              March 31, 2001                     $1,400,000
--------------------------------------------------------------------------------
               June 30, 2001                     $1,400,000
--------------------------------------------------------------------------------
            September 30, 2001                   $1,400,000
--------------------------------------------------------------------------------
             December 31, 2001                   $1,500,000
--------------------------------------------------------------------------------
              March 31, 2002                     $1,600,000
--------------------------------------------------------------------------------
          Tranche A Maturity Date                $1,600,000
================================================================================

         (b) Subject to adjustment as provided in Sections 2.12(g) and (h) or
Section 2.13(c), (i) the Tranche B Term Loans outstanding as of the Effective Date shall be payable as to principal in 23 installments, consisting of 22 consecutive quarterly installments due on the last day of March, June, September and December of each year, commencing on December 31, 1997, and a final installment due on the Tranche B Maturity Date (each such date, including the Tranche B Maturity Date, being called a "Tranche B Repayment Date") and (ii) the amount of each such installment due on any Tranche B Repayment Date is set forth in the chart below opposite such Tranche B Repayment Date.

================================================================================
         TRANCHE B REPAYMENT DATE            INSTALLMENT AMOUNT
--------------------------------------------------------------------------------
             December 31, 1997                   $  100,000
--------------------------------------------------------------------------------
               March 31, 1998                    $  100,000
--------------------------------------------------------------------------------
               June 30, 1998                     $  100,000
--------------------------------------------------------------------------------
            September 30, 1998                   $  100,000
--------------------------------------------------------------------------------
             December 31, 1998                   $  100,000

--------------------------------------------------------------------------------
               March 31, 1999                    $  100,000
--------------------------------------------------------------------------------
               June 30, 1999                     $  100,000
--------------------------------------------------------------------------------
            September 30, 1999                   $  100,000
--------------------------------------------------------------------------------
             December 31, 1999                   $  100,000
--------------------------------------------------------------------------------
              March 31, 2000                     $  100,000
--------------------------------------------------------------------------------
               June 30, 2000                     $  100,000
--------------------------------------------------------------------------------
            September 30, 2000                   $  100,000
--------------------------------------------------------------------------------
             December 31, 2000                   $  100,000
--------------------------------------------------------------------------------
              March 31, 2001                     $  100,000
--------------------------------------------------------------------------------
               June 30, 2001                     $  100,000
--------------------------------------------------------------------------------
            September 30, 2001                   $  100,000
--------------------------------------------------------------------------------
             December 31, 2001                   $  100,000
--------------------------------------------------------------------------------
              March 31, 2002                     $  100,000
--------------------------------------------------------------------------------
               June 30, 2002                     $  100,000
--------------------------------------------------------------------------------
            September 30, 2002                   $7,900,000
--------------------------------------------------------------------------------
             December 31, 2002                   $7,900,000
--------------------------------------------------------------------------------
              March 31, 2003                     $7,900,000
--------------------------------------------------------------------------------
          Tranche B Maturity Date                $8,000,000
================================================================================

         (c) In the event and on each occasion that the Dollar Amount of Aggregate Revolving Credit Exposure exceeds the aggregate Dollar Amount of the Revolving Credit Commitments (for any reason other than a change in the exchange rates for Foreign Currency), the Borrower shall immediately prepay Revolving Loans (or, if no Revolving Loans are or would be outstanding, prepay Swingline Loans, or, if no Revolving Loans or Swingline Loans are or would be outstanding, provide cash collateral in respect of the Letter of Credit Exposure pursuant to
Section 2.22(l) and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure by an equivalent amount for purposes of this Section 2.12(c)) in an amount equal to such excess. On the second Business Day after the first and the fifteenth day of each calendar month and on each other Determination Date, the Borrower shall cash collateralize Foreign Currency Letter of Credit Exposure (in each instance, in dollars) to the extent, if necessary, so that (i) the Dollar Amount (determined as of the first and fifteenth day of each calendar month) of all Aggregate Revolving Credit Exposure is equal to or less than the aggregate Dollar Amount of the Revolving Credit Commitments, and (ii) the Dollar Amount (determined as of such date) of all Foreign Currency Letter of Credit Exposure is less than

$10,000,000.

         (d) To the extent not previously paid, (i) all Tranche A Term Borrowings shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Borrowings shall be due and payable on the Tranche B Maturity Date, (iii) all Revolving Credit Borrowings shall be due and payable on the Revolving Credit Maturity Date and (iv) all Swingline Borrowings shall be due and payable on the Swingline Maturity Date.

         (e) The Borrower shall give to the Agent and the Lenders at least three Business Days' prior written or telecopy notice of each and every Prepayment Event, the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds. On the date of receipt by the Borrower, any Subsidiary or the Parent of Net Cash Proceeds from any Prepayment Event (subject to the provisions of paragraph (j) below), the Borrower shall prepay outstanding Loans and/or provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.22(l) in accordance with paragraphs (g) and (h) below in an aggregate principal amount equal to 100% of such Net Cash Proceeds received by the Borrower, any Subsidiary or the Parent (subject to the final sentence of paragraph (g) below). Upon receipt of any such Net Cash Proceeds by the Parent, the Parent shall immediately contribute all such funds to the capital of the Borrower in order to enable the Borrower to comply with the foregoing requirements (subject to the final sentence of paragraph (g) below).

         (f) As promptly as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 1998, the Borrower shall deliver to the Agent a certificate, substantially in the form of Exhibit F hereto, executed by a Financial Officer of the Borrower setting forth a reasonably detailed calculation of the amount of the Excess Cash Flow for such fiscal year. Upon review and acceptance of such certificate by the Agent, the Agent shall notify the Lenders of such prepayment and the Borrower shall, within three Business Days thereafter, prepay outstanding Loans and/or provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.22(l) in accordance with paragraph (g) below in an aggregate principal amount equal to the Prepayment Percentage of the difference between (i) Excess Cash Flow for such fiscal year, and (ii) the sum of cash expenditures made by the Borrower for Permitted Acquisitions during such fiscal year and cash dividends paid to the Parent for the sole purpose of redeeming the Capital Stock of the Parent as permitted pursuant to Section 6.06(iii)(B).

         (g) Subject to paragraph (i) below, mandatory prepayments under paragraphs (e) and (f) above (except for mandatory prepayments under paragraph
(e) above resulting from Asset Sales) shall be applied (i) to reduce the then outstanding Tranche A Term Loans and Tranche B Term Loans on a pro rata basis and (ii) within the limitation of the foregoing clause (i), to reduce the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.12(a) and (b), respectively, after the date of such prepayment on a pro rata basis according to the amount of each such scheduled payment. In the case of the mandatory prepayments referred to in the immediately preceding sentence, after all outstanding Term Loans have been paid in full, 100% of any remaining amount and all subsequent amounts determined under paragraph (e) or (f) above, as applicable, shall be applied to prepay outstanding Revolving Loans (or, if no Revolving Loans are or would be outstanding, to prepay Swingline Loans, or, if no Revolving Loans or Swingline Loans are or would be outstanding, to provide cash collateral in respect of the Letter of Credit Exposure pursuant to Section 2.22(l) and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure by an equivalent amount for purposes of this Section 2.12(g)) and, concurrently therewith, the Borrower shall comply with Section 2.10(c). For purposes of this Section 2.12(g), the outstanding principal amount of Loans and the outstanding Dollar Amount of Revolving Credit Commitments, the Swingline Commitment and Letter of Credit Exposure shall be determined as of the date of the occurrence of the relevant Prepayment Event for prepayments under Section 2.12(e) and as of the fifth Business Day prior to the date of the relevant payment for prepayments under Section 2.12(f).

         (h) Subject to paragraph (i) below, mandatory prepayments under paragraph (e) above resulting from Asset Sales shall be applied (i) to reduce the then outstanding principal amount of the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans (or, if no Revolving Loans are or would be outstanding, to prepay Swingline Loans, or, if no Revolving Loans or Swingline Loans are or would be outstanding, to provide cash collateral in respect of the Letters of Credit pursuant to Section 2.22(l)) on a pro rata basis according to the outstanding principal amount of Tranche A Term Loans, the outstanding principal amount of Tranche B Term Loans and the outstanding amount of Revolving Credit Commitments (whether used or unused); provided that any amount of Net Cash Proceeds so allocated to the Revolving Credit Commitments in excess of the Dollar Amount of Aggregate Revolving Credit Exposure may be retained by the Borrower. Within the limitation of the foregoing sentence, any such mandatory prepayments applied to the Term Loans shall reduce the remaining scheduled installments of principal due in respect of Tranche A Term Loans and Tranche B Term Loans under Sections 2.12(a) and (b), respectively, after the date of such prepayment on a pro rata basis according to the amount of each such scheduled payment. For purposes of this Section 2.12(h), the outstanding principal amount of Loans and the outstanding Dollar Amount of Revolving Credit Commitments, the Swingline Commitment and Letter of Credit Exposure shall be determined as of the date of the occurrence of the relevant Prepayment Event for prepayments under
Section 2.12(e).

         (i) Any Lender holding a Tranche B Term Loan may elect (a "Tranche B Special Election"), by notice to the Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any scheduled prepayment of Tranche B Term Loans required to be made by the Borrower for the account of such Lender pursuant to Section 2.12(e) or (f) to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans and Revolving Loans, as applicable, in accordance with paragraphs (g) and
(h) above. If and to the extent, however, that the aggregate amount of the prepayment which any holders of Tranche B Term Loans so elect to refuse exceeds the principal amount of (i) Tranche A Term Loans remaining outstanding after any concurrent prepayment of Tranche A Term Loans pursuant to paragraph (g) above, or (ii) Tranche A Term Loans and Aggregate Revolving Credit Exposure remaining outstanding after any concurrent prepayment of Tranche A Term Loans and concurrent reduction of the Aggregate Revolving Credit Exposure pursuant to paragraph (h) above, the portion of such prepayment that exceeds such outstanding principal amount of the Tranche A Term Loans or such outstanding principal amount of the Tranche A Term Loans and the Aggregate Revolving Credit Exposure, as the case may be, shall be allocated among such electing holders of Tranche B Term Loans pro rata according to the outstanding principal amount of the Tranche B Term Loan of each such holder.

         (j) Amounts to be applied as provided in paragraphs (g) or (h) above to the prepayment of Loans of any Class shall be applied first to reduce outstanding ABR Loans of such Class. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans of such Class immediately and/or shall be deposited in a separate Prepayment Account (as defined below) for the Loans of such Class. The Agent shall apply any cash deposited in the Prepayment Account for any Class of Loans to prepay Eurodollar Loans of such Class on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans of such Class have been prepaid or until all the allocable cash on deposit in the Prepayment Account for such Class has been exhausted. For purposes of this Amended Agreement, the term "Prepayment Account" for any Class of Loans shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Class of Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans of such Class to be prepaid; provided, however, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Agent. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the applicable Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Class of Loans to satisfy any of the Obligations related to such Class of Loans. The Borrower hereby pledges and assigns to the Agent, for its benefit and the benefit of the Secured Parties, each Prepayment Account established hereunder to secure the Obligations related to such Class of Loans.

         (k) Each payment of Borrowings pursuant to this Section 2.12 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment (but, in the case of an ABR Borrowing of any Class, only if such payment would repay or prepay in full all ABR Loans of such Class). The repayments and prepayments of the Loans required by the respective subsections of this Section 2.12 and the optional prepayments permitted by Section 2.13 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent specified in Sections 2.12(g) and (h) and Section 2.13(c). All payments under this Section
2.12 shall be subject to

Section 2.16, but otherwise shall be without premium or penalty.

         SECTION 2.13. Optional Prepayment. (a) Subject to Section 2.13(c), the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent, in the case of an ABR Revolving Borrowing, by 11:00 a.m., Charlotte time, on the date of prepayment and, in the case of any other Borrowing, by 10:00 a.m., Charlotte time, at least three Business Days prior to the date of prepayment; provided, however, that (i) each partial prepayment shall be in an amount which is an integral multiple of $100,000 and not less than $500,000 and (ii) a partial prepayment of any Term Borrowing or any Eurodollar Borrowing under this
Section 2.13(a) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $500,000. Each notice of prepayment shall specify the prepayment date, the Class, the Type, the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing) and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

         (b) The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Agent before 2:00 p.m., Charlotte time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.02(d) hereto.

         (c) All prepayments under Section 2.13(a) shall be subject to Section
2.16 but otherwise shall be without premium or penalty. All prepayments under
Section 2.13(b) shall be without premium or penalty. All prepayments under this
Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment (but, in the case of an ABR Borrowing of any Class, only if such payment would prepay in full all ABR Loans of such Class). All prepayments of Term Borrowings under this Section 2.13 shall be allocated pro rata between the then outstanding Tranche A Term Loans and Tranche B Term Loans. All such prepayments of Term Borrowings under this Section
2.13 so allocated to the Tranche A Term Loans or Tranche B Term Loans shall be applied to reduce the scheduled payments of principal of such Loans due under
Section 2.12(a) or (b) after the date of such prepayment on a pro rata basis (except that all or a portion of any such prepayment may be applied in direct order of maturity so long as, at the time of any such prepayment applied in direct order of maturity and after giving effect thereto, no more than the next four regularly scheduled payments of principal of either the Tranche A Term Loans or Tranche B Term Loans due under Section 2.12(a) or (b), as applicable, have been prepaid).

         SECTION 2.14. Reserve Requirements: Change in Circumstances. (a) Notwithstanding any other provision of this Amended Agreement, if after the date of this Amended Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Amended Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline or in the interpretation or administration thereof by any Governmental Authority (including the National Association of Insurance Commissioners) charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Amended Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then, from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the circumstances requiring the payment of compensation, the calculations with respect thereto, and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period within 120 days after the end of such period shall constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation with respect to such period, but not with respect to any other period. The protection of this Section
2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Amended Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such

Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan and in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by the Agent or such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under
Section 2.11) not being made after notice of such Loan shall have been given by the Borrower hereunder (any such event, a "Breakage Event") or (b) any default by the Borrower in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         SECTION 2.17. Pro Rata Treatment. Except as required under Sections 2.12(i) and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the sum of (a) the respective principal amounts of their applicable outstanding Loans and (b) in the case of the Revolving Credit Commitments, the respective amounts of their Letter of Credit Exposure). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage allocation of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participation in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. For purposes of this Section 2.18, the Revolving Loans of any Revolving Credit Lender shall include such Revolving Credit Lender's Letter of Credit Exposure. To the extent permitted by law, the Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such interest.

         SECTION 2.19. Payments. (a) Unless expressly provided otherwise herein, the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document without setoff, defense or counterclaim and not later than 12:00
(noon), Charlotte time, on the date when due in dollars to the Agent at its offices at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, in immediately available funds. Any such payment received after such time (or, in the case of payments on Swingline Loans, after 2:00 p.m., Charlotte time) on any date shall be deemed made on the next Business Day.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of the Borrower or any other Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes or branch profit taxes imposed on the net income of the Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or the jurisdiction in which such Lender or Transferee has its applicable lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes", and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being called "Excluded Taxes"). Subject to the provisions of Section 2.20(f), if the Borrower or any other Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Agent, any Lender or the Issuing Bank (or any Transferee), (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
2.20 but excluding Excluded Taxes) the Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower or such Loan Party shall make such deductions and (C) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Amended Agreement or any other Loan Document ("Other Taxes").

         (c) The Borrower will indemnify the Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (excluding Excluded Taxes, but including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the method of computation thereof prepared by the Agent, a Lender or the Issuing Bank (or Transferee), or the Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor and provides the Borrower with the certificate described above.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of (i) either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Amended Agreement and the other Loan Documents and (ii) an Internal Revenue Service Form W-8 or W-9 entitling such Non-U.S. Lender to receive a complete exemption from United States backup withholding tax. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. If a Non-U.S. Lender who has delivered the forms referred to above on the date it becomes a party to this Amended Agreement (or, in the case of a Transferee, on the date that it becomes a Transferee hereunder) determines that it is unable subsequently to submit to the Borrower any such form, or that it is required to withdraw or cancel any such form, such Non-U.S. Lender shall promptly notify the Borrower of such fact. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         (h) The provisions of this Section 2.20 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Amended Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower shall have received the prior written consent of the Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (C) no Event of Default shall have occurred and be continuing and (D) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans or Letter of Credit Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.14 or 2.15 or demand for additional amounts under Section 2.20, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.14, 2.15 or 2.20, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Letters of Credit. (a) The Borrower may request the issuance of Letters of Credit in dollars, in form and substance reasonably acceptable to the Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Letter of Credit Availability Period; provided, that any such Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any such Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such Letter of Credit, (i) the Letter of Credit Exposure for Letters of Credit denominated in dollars shall not exceed $7,500,000 and (ii) the Dollar Amount of Aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments at such time. For purposes hereof, the "issuance" of a Letter of Credit includes the amendment, renewal or extension of a Letter of Credit.

         (b) The Borrower may request the issuance of Foreign Currency Letters of Credit, in form and substance reasonably acceptable to the Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Letter of Credit Availability Period; provided that any Foreign Currency Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Foreign Currency Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such Foreign Currency Letter of Credit, (i) the aggregate Dollar Amount of Foreign Currency Letter of Credit Exposure shall not exceed $10,000,000; and (ii) the Dollar Amount of the Aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments at such time. For purposes hereof the "issuance" of a Letter of Credit includes the amendment, renewal or extension of a Letter of Credit.

         (c) Each Letter of Credit shall expire at 5:00 p.m., Charlotte time, on the earlier of (i) the last day of the Letter of Credit Availability Period and
(ii) (A) in the case of Standby

Letters of Credit (other than any Existing Letter of Credit), one year after the date of issuance of such Letter of Credit, subject to extension (including pursuant to an automatic renewal provision in customary form), and (B) in the case of Trade Letters of Credit, 180 days after the date of issuance of such Letter of Credit, unless, in each case, such Letter of Credit expires by its terms on an earlier date.

         (d) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior irrevocable written or telecopy notice (such notice to be delivered by 10:00 a.m., Charlotte time) from the Borrower (or such shorter notice as shall be acceptable to the Issuing Bank) to the Agent and the Issuing Bank, specifying whether such Letter of Credit is to be issued in dollars or a Foreign Currency (and if to be issued in a Foreign Currency, the applicable Foreign Currency) and whether such Letter of Credit is a Standby Letter of Credit or a Trade Letter of Credit, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit (which shall be not less than $5,000 or such lesser amount as is acceptable to the Agent), the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Agent shall give prompt notice thereof to each Lender). During the Letter of Credit Availability Period, the Issuing Bank also will give the Agent (i) daily notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and the amount thereof and the payment on any draft presented under any Letter of Credit. Each Letter of Credit issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, as in effect from time to time. Each Foreign Currency Letter of Credit issued hereunder shall be subject to and incorporate the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP") other than Articles 41 and 43 thereof; to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code as adopted in New York ("Article 5"); and
Section 5-102(a)(10) of the 1995 Official Text with comments of the Uniform Commercial Code Revised Article 5, as promulgated by the American Law Institute and National Conference of Commissioners on Uniform State Laws ("Revised Article 5"), which section of Revised Article 5 shall govern and control over any inconsistent provision of the UCP or Article 5.

         (e) By the issuance of a Letter of Credit (including an Existing Letter of Credit) and without any further action on the part of the Issuing Bank, the Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.03(d), such Revolving Credit Lender's pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such

Revolving Credit Lender's Revolving Credit Commitment) of the Dollar Amount of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.22(h).

         (f) Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.22(e) in respect of Letters of Credit (including Existing Letters of Credit) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (g) The Borrower shall pay to the Agent, for the account of the Revolving Credit Lenders, a nonrefundable fronting fee with respect to each Trade Letter of Credit (including Existing Letters of Credit) issued for the account of the Borrower or any Subsidiary in an amount equal to the Dollar Amount of the face amount of such Trade Letter of Credit, multiplied by a percentage per annum (based on a 360-day year and the number of days such Letter of Credit is scheduled to be outstanding) equal to the Applicable Eurodollar Margin for Revolving Loans in effect on the date of issuance of such Trade Letter of Credit. Such fee shall be payable to the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. Such fronting fee shall be payable in advance on the date of issuance of each Trade Letter of Credit. In addition, the Borrower shall pay to the Agent, for the account of the Revolving Credit Lenders, a nonrefundable letter of credit commission with respect to each Standby Letter of Credit (including Existing Letters of Credit) issued for the account of the Borrower or any Subsidiary, computed for the preceding calendar quarter (or shorter period commencing with the Closing Date) in an amount equal to the average daily aggregate Dollar Amount of all Standby Letters of Credit during such period, multiplied by a percentage per annum (based on a 360-day year for the actual days elapsed) equal to the Applicable Eurodollar Margin for Revolving Loans in effect during such period. Such fee shall be payable to the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Applicable Percentages. Such commissions with respect to the Standby Letters of Credit shall be payable quarterly in arrears on the last day of March, June, September and December in each year, commencing September 30, 1996, and on the date on which the Revolving Credit Commitments shall terminate as provided herein. Such fees shall accrue from and including the Closing Date to but excluding the last day of the Letter of Credit Availability Period. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary).

         (h) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary and including any Existing Letter of Credit), by making payment in immediately available funds to the Agent within one Business Day after receipt of notice of such payment or disbursement, in an amount equal to the Dollar Amount of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank at a rate per annum equal to the greater of (i) the rate applicable to ABR Revolving Loans pursuant to Section 2.07 or
(ii) the cost on a per annum basis to the Issuing Bank of the funds so paid or disbursed under the Letter of Credit plus the Applicable LIBOR Margin (such cost plus such margin being referred to herein as the "Cost of Funds"); provided that if such amount is not reimbursed prior to 12:00 noon, Charlotte time, one Business Day after receipt by the Borrower of the notice of such payment or disbursement, interest shall thereafter accrue on such unreimbursed amount, at a rate per annum equal to the greater of (i) the rate applicable to ABR Revolving Loans during such period pursuant to Section 2.07, plus 2.00% or (ii) the Cost of Funds plus 2.00%. The Agent shall promptly pay any such amounts received by it to the Issuing Bank. Borrower hereby agrees to indemnify and hold harmless the Agent, the Issuing Bank, and each Lender (in any capacity hereunder) from and against any and all loss, liability, cost, and expense arising at any time or times from the exchange of one or more currencies for one or more other currencies hereunder.

         (i) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in Section 2.22(h) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Amended Agreement under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit (including any Existing Letter of Credit) or any other Loan Document or any term or provision therein;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other person may at any time have against the beneficiary under any Letter of Credit (including any Existing Letter of Credit), the Issuing Bank, the Agent, any Lender or any other person, whether in connection with this Amended Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit (including any Existing Letter of Credit) proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuing Bank under a Letter of Credit (including any Existing Letter of Credit) against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, subject to the provisions of Section 2.22(j);

                  (v) any amendment, waiver or consent in respect of this Amended Agreement or any other Loan Document; and

                  (vi) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.22(i), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         (j) Without limiting the generality of the provisions of the foregoing paragraph (i), it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the preceding sentence and the provisions of
Section 2.22(i) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's bad faith, gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (including any Existing Letter of Credit) (i) the Issuing Bank's exclusive reliance in good faith on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, gross negligence or willful misconduct of the Issuing Bank.

         (k) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section 2.22. The Agent shall promptly give each Revolving Credit Lender notice thereof.

         (l) In the event that the Borrower is required pursuant to the terms of this Amended Agreement (including any such requirement as a result of an Event of Default) or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Agent, for the benefit of each Revolving Credit Lender, an amount in cash equal to the Dollar Amount of such Letter of Credit Exposure (or such lesser Dollar Amount as shall be required hereunder or thereunder). Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations to


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
Revolving Credit Lenders. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by the Borrower (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the Agent shall determine in its sole discretion the Cash Equivalents to be selected), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations to Revolving Credit Lenders. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the sum of the Dollar Amount of all Letter of Credit Exposure plus the aggregate outstanding principal amount of Revolving Loans and Swingline Loans would not exceed the aggregate Revolving Credit Commitments and (ii) no Default or Event of Default shall have occurred and be continuing.

         (m) "Existing Letters of Credit" shall mean the letters of credit issued by the Existing Issuing Bank under the Original Credit Agreement and that remain outstanding as of the Effective Date. The parties hereto agree that each Existing Letter of Credit will be treated as if it had been originally issued under this Amended Agreement. Specifically, and without limitation of the foregoing or the other provisions of this Section 2.22, (i) the amount of each Existing Letter of Credit shall count towards the limits set forth in the proviso to Section 2.22(a) and in Sections 2.02(c) and (d), (ii) each Revolving Credit Lender hereby retains a participation in each Existing Letter of Credit equal to such Lender's pro rata portion, as determined under Section 2.17, of the aggregate amount available to be drawn under such Existing Letter of Credit,
(iii) each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.03(d), such Lender's pro rata portion, as determined under Section 2.17, of each Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.22(h) and (iv) the Issuing Bank shall have the benefit of all agreements, covenants and indemnities set forth herein which are for the benefit of the "Issuing Bank," insofar as such term is used in relation to the Existing Letters of Credit, and shall comply with all agreements and obligations set forth herein which bind the "Issuing Bank", insofar as such term is used in relation to the Existing Letters of Credit.




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
                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and the Parent, as applicable, represent and warrant to each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower and the other Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, and, in the case of the Borrower, to obtain extensions of credit hereunder. The Borrower is a corporation organized under the laws of the State of Delaware.

         SECTION 3.02. Authorization. The execution, delivery and performance by each of the Borrower and the other Loan Parties of each of the Loan Documents to which it is or will be a party (including the exercise of remedies thereunder) and, in the case of the Borrower, the extensions of credit hereunder (a) have been duly authorized by all requisite corporate or partnership and, if required, stockholder action and (b) will not (i) violate, (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate of incorporation, partnership agreement, operating agreement or other constitutive documents or by-laws of the Borrower and the other Loan Parties, (C) any order of any Governmental Authority or (D) except as set forth in Schedule 3.17(a), any provision of any indenture, agreement or other instrument to which the Borrower or any of the Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument or (iii) except for the Lien of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the other Loan Parties.

         SECTION 3.03. Enforceability. This Amended Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the other Loan Parties will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.




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
         SECTION 3.04. Consents and Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor or shareholder of the Borrower or any creditor, shareholder, partner or member of the other Loan Parties or (c) except where failure to take or obtain such action, consent or approval of, registration or filing with or such other action could not reasonably be expected to have a Material Adverse Effect, any other person is or will be required in connection with the Facilities or the performance by the Borrower or any of the other Loan Parties of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

         SECTION 3.05. Financial Statements; Undisclosed Liabilities. (a) The Borrower has heretofore furnished to the Lenders the audited consolidated balance sheets of the Parent and the Borrower (the "Balance Sheet", whether one or more), as of March 31, 1997 and the related consolidated statements of income and cash flows of the Parent and the Borrower (together with the Balance Sheet, the "Financial Statements"), for the year ended March 31, 1997. The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and on that basis fairly present the consolidated financial condition, results of operations and cash flows of the Parent and the Borrower, as of the respective dates thereof and for the respective periods indicated.

         (b) As of the Effective Date, none of the Parent, the Borrower or the Subsidiaries have (i) any liability, contingent or otherwise, in excess of $500,000 or (ii) any material liabilities, contingent or otherwise, or material obligations required by GAAP to be set forth on a consolidated balance sheet of the Borrower, except for items set forth in Schedule 3.05(b).

         SECTION 3.06. No Material Adverse Change. Since the date of the Balance Sheet, there has not been any Material Adverse Change. Except as set forth in
Schedule 3.06, since the date of the Balance Sheet and prior to the Effective Date, the business of the Borrower and the Subsidiaries has been conducted in the ordinary course and in substantially the same manner as previously conducted.

         SECTION 3.07. Title to Properties; Possession Under Leases; Intellectual Property. (a) Each of the Borrower, the Subsidiaries and the Parent has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Intellectual Property of the Borrower and the Subsidiaries), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and do not materially detract from the value of such properties and assets. All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

         (b) Schedule 3.07(b) sets forth, as of the Effective Date, a true, complete and correct list of (i) all real property owned by the Borrower and the Subsidiaries; (ii) all real property leased by the Borrower or any Subsidiary; and (iii) the location of each such real property.

         (c) Except as set forth in Schedule 3.07(b) and except for agreements relating to shrink-wrapped computer software licensed to the Borrower in the ordinary course of business, the Borrower or one of the Subsidiaries owns, and the Borrower and the Subsidiaries have the perpetual, royalty-free right, free and clear of any consensual Liens, to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the material Intellectual Property necessary or desirable to the conduct of the business of the Borrower and the Subsidiaries (the "Material Intellectual Property"). Except for non-exclusive rights as customarily provided to its customers in the ordinary course of business and except for the U.S. Government Department of Defense's "limited rights" in technical data and "restricted rights" in computer software, neither the Borrower nor any of the Subsidiaries has granted any options, licenses or agreements of any kind relating to Material Intellectual Property. No claims are pending, and to the knowledge of the Borrower, none have been asserted, as of the date of this Amended Agreement against the Borrower or any Subsidiary by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Material Intellectual Property. Except as described in Schedule 3.07(b), to the Borrower's knowledge, no claims of infringement of any copyright, trademark, service mark, trade name, patent, patent right, trade secret or other property right of any other person are pending, and none have been asserted, as of the date of this Amended Agreement as against any Material Intellectual Property. Except as disclosed on Schedule 3.07(b), (i) neither the Borrower nor any of the Subsidiaries is in breach of any material provision of any license, sublicense, or other agreement which relates to any of the Material Intellectual Property, and (ii) neither the Borrower nor any of the Subsidiaries has taken any action which would impair or otherwise adversely affect its rights in any of the Material Intellectual Property. All such Intellectual Property is valid and enforceable, except that, with respect to the applications to register any unregistered Intellectual Property (but not with respect to the underlying Intellectual Property rights that are the subject of such applications), the Borrower only represents and warrants that such applications are pending and in good standing all without challenge of any kind. The Material Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the knowledge of the Borrower, all former and current members of management and key personnel of the Parent, the Borrower or any of the Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other Material Intellectual Property for the FATS II, FX, III, L.E. and IV (collectively, "Personnel"), have executed and delivered to the Borrower or such Subsidiary a proprietary information agreement restricting such person's right to disclose proprietary information of the Borrower, the Subsidiaries and their respective clients. No such representation is made with respect to FATS I. All former and current Personnel, as referenced above, either (A) have been party to a "work-for-hire" arrangement or agreement with the Borrower, in accordance with applicable Federal and state law, that has accorded the Borrower or a Subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (B) have executed appropriate instruments of assignment in favor of the Borrower or a Subsidiary as assignee that have conveyed to the Borrower or a Subsidiary full, effective and exclusive ownership of all tangible and intangible property thereby arising. No former or current Personnel have any claim against the Borrower or any of the Subsidiaries in connection with such person's involvement in the conception and development of any Material Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of the Borrower or any of the Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Borrower or any of the Subsidiaries in the furtherance of its business operations, which patents or applications have not been assigned to the Borrower or a Subsidiary, with such assignment duly recorded in the United States Patent Office.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Effective Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Schedule 3.09(a) sets forth a list as of the Effective Date of all pending or, to the knowledge of the Borrower, threatened litigation, arbitrations or other proceedings against the Borrower or any Subsidiary that involves a claim for more than $50,000. Except as set forth in Schedule 3.09(a), none of such lawsuits, claims, arbitrations or other proceedings as to which there is a reasonable possibility of adverse determination would have, if so determined, a Material Adverse Effect. To the knowledge of the Borrower, except as set forth in Schedule 3.09(a), as of the Effective Date, neither the Borrower nor any Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal. Except as set forth in Schedule 3.09(a), there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Parent, the Borrower, any of the Subsidiaries or any business, property or rights of the Parent, the Borrower or any of the Subsidiaries (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth in Schedule 3.09(a), the Parent, the Borrower and the Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority ("Applicable Laws") including those relating to occupational health and safety, except for instances of noncompliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3.09(a), as of the Effective Date neither the Borrower nor a Subsidiary has received any written communication during the past three years from a Governmental Authority that alleges that the Borrower or such Subsidiary is not in compliance in any material respect with any Applicable Laws. Except as set forth in Schedule 3.09(a), to the knowledge of the Borrower, as of the Effective Date, there is no pending or threatened investigation of the Borrower or a Subsidiary by any Governmental Authority. This Section 3.09(b) does not relate to matters with respect to taxes, which are the subject of Section 3.14, or to environmental matters, which are the subject of Section 3.09(c).


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
         (c) Except as set forth in Schedule 3.09(a): (i) as of the Effective Date, neither the Borrower nor any of the Subsidiaries has received any written communication during the past five years from a Governmental Authority that alleges that the Borrower or such Subsidiary is not in compliance with any Environmental Laws which has not been resolved to the satisfaction of the Governmental Authority; (ii) each of the Borrower and the Subsidiaries holds and is in compliance with, all material permits, licenses and governmental authorizations required for each of the Borrower and the Subsidiaries to conduct its business in compliance with the Environmental Laws, and is in compliance with all Environmental Laws, except for any instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) as of the Effective Date, neither the Borrower nor any of the Subsidiaries has received any written communication alleging that the Borrower or any of the Subsidiaries is liable to any party (including, but not limited to, a Governmental Authority) as a result of the Release of a Hazardous Substance; (iv) to the knowledge of the Borrower, none of the properties owned or leased by the Borrower or any of the Subsidiaries contains underground storage tanks, asbestos-containing materials, or PCB-containing materials; and (v) to the knowledge of the Borrower, there have been no Releases of Hazardous Substances on any of the properties owned or leased by the Borrower or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. For purposes of this
Section 3.09(c) only: the term "Environmental Laws" means any and all applicable foreign, Federal, state or local laws, regulations, binding determinations, orders, decrees or permits issued, promulgated or entered into by any Governmental Authority, relating to the Release of Hazardous Substances; the term "Hazardous Substances" means all materials defined as hazardous substances pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. ("CERCLA") and petroleum; and the term "Release" shall have the meaning set forth in Section 101(22) of CERCLA.

         SECTION 3.10. Agreements. (a) Each indenture or other agreement or instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument to which the Borrower or any of the Subsidiaries is a party or by which it or any of its properties or assets are or may be bound as of the Effective Date, after giving effect to the application of proceeds thereof on the Effective Date, is listed on Schedule 3.10(a) hereto (collectively with any agreements listed on Schedule 3.20, the "Material Contracts").

         (b) Except as set forth in Schedule 3.10(a), as of the Effective Date, all the Material Contracts are valid, binding and in full force and effect in all material respects. Except as set forth in Schedule 3.10(a), as of the Effective Date, the Borrower and the Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and they are not in breach or default in any material respect thereunder and, to the knowledge of the Borrower, no other party to any of the Material Contracts is in breach or default in any material respect thereunder. All contracts between the Borrower, any Subsidiary or the Parent and the U.S. Department of Defense (and any modifications to such contracts) with a face value in excess of $100,000 have been negotiated, fixed priced


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
agreements, as defined in the Federal Acquisition Regulation, as amended.

         SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower, the Subsidiaries and the Parent is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulations G, U and X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Parent, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any federal or state law.

         SECTION 3.13. Use of Proceeds. The proceeds of all Revolving Loans will be used solely to provide for the ongoing working capital and general corporate purposes of the Borrower and the Subsidiaries (including Permitted Acquisitions). The Letters of Credit will be issued solely to support various financial and other performance obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business. The proceeds of the Term Loans were used to consummate the transactions contemplated by the Recapitalization Agreement.

         SECTION 3.14. Tax Returns. Each of the Parent, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been set aside on its financial statements.

         SECTION 3.15. No Material Misstatements. To the knowledge of the Borrower as of the Effective Date, the reports, financial statements, exhibits, schedules and other information (except for forecasts and projections) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole and evaluated in the context presented, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such information was provided. Any such report, financial statement, exhibit, schedule or other information which constitutes a forecast or a projection was prepared in good faith, was based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower. As of the Effective Date, except for the uncertainty inherent in any similar financial forecast or projection, the Borrower has no reason to believe that any such forecasts or projections are misleading in any material respect in light of the circumstances existing at the time of preparation thereof.

         SECTION 3.16. Employee Benefit Plans. (a) Each of the Borrower and the Commonly Controlled Entities is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred within the five years prior to the Effective Date with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen during the five years prior to the Effective Date.

         (b) The present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the Effective Date, exceed the value of the assets of such Plan allocable to such accrued benefits.

         (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last valuation date prior to the Effective Date.

         (d) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

         (e) Neither the Borrower nor any Commonly Controlled Entity has any liability for post retirement benefits to be provided to its current and former employees.

         (f) No prohibited transaction under ERISA or the Code has occurred with respect to any Multiemployer Plan or Single Employer Plan which could have a Material Adverse Effect.

         SECTION 3.17. Government Contracting Matters. (a) Except as set forth in Schedule 3.17(a), each of the Parent, the Borrower and the Subsidiaries has complied with all material terms and conditions of each Government Contract that provides for aggregate payments to the Parent, the Borrower and the Subsidiaries of $500,000 or more, including all clauses, provisions and requirements incorporated by reference or by operation of law therein, and there are no claims that could reasonably be expected to have a Material Adverse Effect nor any potential liability for defective pricing, false statements or false claims on Government Contracts. For the purposes hereof, "Government Contract" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Parent, the Borrower or any of the Subsidiaries with any foreign or domestic, Federal, state, local or other governmental authority, agency or instrumentality, including all contracts and work authorizations to supply goods and services to such governmental authority,


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agency or instrumentality and including contracts that are first-tier subcontracts on prime contracts.

         (b) Except as set forth in Schedule 3.17(a), there is no action, suit, proceeding or, to the Borrower's knowledge, investigation relating to any proposed suspension or debarment of the Parent, the Borrower or any of the Subsidiaries or any of their respective directors, officers, employees or agents from doing business with any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof). None of the Parent, the Borrower and the Subsidiaries, nor any of their respective directors, officers, or employees is (or, to the Borrower's knowledge, during the last five years has been) suspended, proposed for debarment, or debarred from doing business with any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof) or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for contracting with any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof).

         (c) Except as set forth in Schedule 3.17(a), to the Borrower's knowledge, none of the Parent's, the Borrower's and the Subsidiaries' respective directors, officers, employees or agents is (or during the last five years has been) under administrative, civil, or criminal investigation, indictment or information by any Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract. None of the Parent, the Borrower and the Subsidiaries has any knowledge of any material irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could reasonably lead, either before or after the Effective Date, to any of the consequences set forth in Section 3.17(b) or to any other material damage, penalty, assessment, recoupment of payment or disallowance of cost.

         (d) Except as set forth in Schedule 3.17(a), there exist (i) no outstanding material claims against the Parent, the Borrower or any of the Subsidiaries, by any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof) or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no material disputes between the Parent, the Borrower or the Subsidiaries and any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof), or any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract.

         (e) None of the Parent, the Borrower and the Subsidiaries has, nor are any of them in the conduct of their respective businesses required to have, any facility security clearance or personnel security clearance or other security clearance from any foreign or domestic, Federal, state, or local government (or any agency or instrumentality thereof), and none of them have any access to classified information in connection with any Government Contract or otherwise.

         SECTION 3.18. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, the Pledge Agreement, together with the Collateral delivered to the Agent pursuant thereto, constitutes a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral and, the Security Agreement, together with financing statements filed in connection with the Original Credit Agreement and the Pledged Securities (as defined in the Security Agreement) delivered pursuant to the Security Agreement, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral in which a security interest can be perfected by (i) filing a financing statement under Article 9 of the Uniform Commercial Code or (ii) delivering possession of a security under Article 8 of the Uniform Commercial Code, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) The Security Agreement, together with the filings made in the United States Patent and Trademark Office and the United States Copyright Office in connection with the Security Agreement constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property of the Parent, the Borrower and the Subsidiaries to the extent that security interests in such Intellectual Property can be perfected by filing in such offices, in each case prior and superior in right to any other person (it being understood that subsequent filings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on Intellectual Property acquired by the grantors after the date hereof).

         (d) Each Mortgage is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule 3.18(d), such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         (e) The Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein, except as priority may be affected by Liens expressly permitted by Section 6.02 and except for Collateral released in accordance with all applicable provisions of this Amended Agreement and the Collateral Documents. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 3.18(e).

         (f) By complying with Sections 4.01(e) and 4.02(x) of the Security Agreement and upon receipt by the Agent of acknowledgement copies of each Notice of Assignment, substantially in the form of Exhibit D 2 to the Security Agreement, as required under the Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 3727, 41 U.S.C. Section 15(1988)), each Grantor (as defined in the Security Agreement) shall have assigned to the Agent all moneys due or to become due under each Government Contract (other than (i) those Government Contracts identified as completed on Schedule 13 to the Security Agreement and (ii) Government Contract 65-02F-0414D with the General Services Administration) with a total current or potential value exceeding $500,000 and entered into by such Grantor with any U.S. Federal Governmental Authority.

         SECTION 3.19. Solvency. (a) On and as of the Effective Date each of the Borrower and the Subsidiaries are Solvent. "Solvent" means, with respect to any person, that (i) the fair value of the assets of such person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such person; (ii) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the liabilities of such person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such person will not have an unreasonably small amount of capital with which to conduct the businesses in which its is engaged as such businesses are now conducted and are proposed to be conducted. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         (b) The Borrower does not intend to, or to permit any of the Subsidiaries to, and does not believe that the Borrower or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature taking into account the timing of and amounts of cash to be received by the Borrower or any such Subsidiary and the timing of and amounts of cash to be payable on or in respect of indebtedness of the Borrower or any such Subsidiary.

         SECTION 3.20. Transactions with Affiliates. Except as set forth in
Schedule 3.20, as of the Effective Date, neither the Borrower nor any of the Subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by any agreement or arrangement with an Affiliate of the Borrower or any of the Subsidiaries.

         SECTION 3.21. Ownership. (a) As of the Effective Date, the authorized Capital Stock of the Borrower consists of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding. As of the Effective Date, the Parent has good, valid and marketable title to all of the outstanding Capital Stock of the Borrower, free and clear of Liens of every kind, whether absolute, matured, contingent or otherwise, other than the Liens of the Pledge Agreement. As of the Effective Date there are no existing options (including employee stock options), warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Borrower.

         (b) As of the Effective Date, the authorized Capital Stock of the Parent consists of (i) 68,060,000 shares of Class A common stock, par value $0.000006 per share (the "Class A Common Stock"), of which 20,404,630 are issued and outstanding, (ii) 2,200,000 shares of Class B non-voting common stock, par value $0.000006 per share, no shares of which are issued and outstanding, and
(iii) 200,000 shares of preferred stock, par value $0.10 per share, no shares of which are issued and outstanding. As of the Effective Date, all of the shares of the Class A Common Stock of the Parent that are issued and outstanding have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any shareholder. To the Borrower's knowledge, as of the Effective Date, the Sponsor and the Centre Entities, collectively, have good, valid and marketable title to 10,594,060 shares or 52% of the outstanding shares of Class A Common Stock.

         (c) All of the shares of common stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. The Borrower owns, directly or indirectly, good, valid and marketable title to all the common stock of each Subsidiary, free and clear of all Liens, other than the Liens of the Collateral Documents, of every kind, whether absolute, matured, contingent or otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Subsidiaries.

         SECTION 3.22. Insurance. The Borrower and the Subsidiaries maintain, as of the Effective Date, policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are necessary to insure fully the business and assets of the Borrower and the Subsidiaries. All such policies are in full force and effect as of the Effective Date, all premiums due and payable thereon as of the Effective Date have been paid in accordance with their terms (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Effective Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received as of the Effective Date with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         SECTION 3.23. Labor Matters. (a) Except as set forth in Schedule 3.23(a), as of the Effective Date, (i) there is no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Borrower, threatened, against the Borrower or a Subsidiary; (ii) to the knowledge of the Borrower, no union organizational campaign is in progress with respect to the employees of the Borrower or a Subsidiary; (iii) there is no unfair labor practice charge or complaint against the Borrower or a Subsidiary pending, or, to the knowledge of the Borrower, threatened, before the National Labor Relations Board; (iv) there are no pending, or, to the knowledge of Borrower, threatened, union grievances against the Borrower or a

Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, would have a Material Adverse Effect;
(v) there are no pending, or, to the knowledge of the Borrower, threatened, charges against the Borrower, a Subsidiary or any current or former employee of the Borrower before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vi) neither the Borrower nor any of the Subsidiaries has received written notice during the past three years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Borrower or a Subsidiary and, to the knowledge of the Borrower, no such investigation is in progress.

         (b) No employee or agent of the Parent, the Borrower or any Subsidiary that has not signed a confidentiality and non-compete agreement is privy to any information that, if disseminated to an unrelated third party, could have a Material Adverse Effect.

         SECTION 3.24. Licenses; Permits. Schedule 3.24 sets forth a true and complete list as of the Effective Date of all material licenses, permits and authorizations issued or granted to the Borrower and the Subsidiaries by Governmental Authorities which are necessary or desirable for the conduct of the business of the Borrower and the Subsidiaries as currently conducted. Except as set forth in Schedule 3.24, as of the Effective Date, all such licenses, permits and authorizations are validly held by the Borrower or the relevant Subsidiary, and the Borrower and the Subsidiaries have complied in all material respects with all terms and conditions thereof.


                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4.01. Conditions Precedent to the Effective Date. This Amended Agreement shall become effective on the first date (the "Effective Date") when all of the following conditions precedent set forth in this Section 4.01, and the additional conditions precedent set forth in Section 4.02, have been satisfied:

                  (a) The Agent shall have received (i) counterparts hereof signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender), (ii) counterparts to the Parent's Consent, signed by each of the parties thereto, (iii) counterparts to the Borrower's Consent signed by each of the parties thereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender) and (iv) counterparts to the Subsidiaries' Consent signed by each of the parties thereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender).

                  (b) The Agent shall have received, (i) for the account of each Lender, a duly executed Note or Notes (other than the Swingline Note), dated the Effective Date, complying with the provisions of Section 2.05 and (ii) for the account of the Swingline Lender, a duly executed Swingline Note, dated the Effective Date, complying with the provisions of Section 2.05. On the Effective Date, the Lenders under the Original Credit Agreement will return the Notes dated as of the Closing Date to the Borrower for cancellation, and such Notes will be replaced by the Notes dated the Effective Date and issued to the Lenders hereunder.

                  (c) The Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Collateral Document, perfected to the extent contemplated by
         Section 3.18 and the Agent shall have received:

                      (i) confirmation by the Borrower that the Agent has previously received certificates representing all Pledged Securities (as defined in the Security Agreement and Pledge Agreement), accompanied by stock powers endorsed in blank;

                      (ii) confirmation by the Borrower that no additional filing, registration or recordation of any document (including any Uniform Commercial Code financing statement) is required to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral; and

                      (iii) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of the Parent, the Borrower and each Subsidiary and each jurisdiction where any Collateral is located and where a filing was made in connection with the Original Credit Agreement and the Collateral Documents, confirming the perfected security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties.

                  (d) The Agent shall have received an opinion of (i) each of the appropriate counsel to the Loan Parties necessary to give those opinions set forth in Exhibit M-1 hereto and (ii) Georgia counsel to the Borrower in the form of Exhibit M-2 hereto, dated the Effective Date and addressed to the Agent and the Lenders.

                  (e) The Agent shall have received:

                      (i) a certificate, dated the Effective Date and signed by a Financial Officer of each of the Borrower and the Domestic Subsidiaries confirming compliance with the conditions precedent set forth in paragraphs (h), (j) and (k) of this Section 4.01 and in paragraphs (b), (c) and (d) of
                  Section 4.02;

                      (ii) a copy of the long form certificate of incorporation or other constitutive documents, including all amendments thereto, of the Parent, the Borrower and the Domestic Subsidiaries, certified as of a recent date by the Secretary of State (or comparable authority) of the jurisdiction of its organization, and a certificate as to the good standing of each such party as of a recent date, from such Secretary of State (or other authority);

                      (iii) a certificate of the Secretary or Assistant Secretary of the Parent, the Borrower and the Domestic Subsidiaries dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or comparable governing instruments of such party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or comparable governing body of such party (or, in the case of any partnership, of the general partner of such party) authorizing the execution, delivery and performance of this Amended Agreement, the Loan Documents to which such party is or will be a party, including without limitation, the Parent's Consent, the Subsidiaries' Consent and the Borrower's Consent, and in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of such party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such party; and

                      (iv) such other documents, opinions, certificates and agreements in connection with the Facilities, in form and substance satisfactory to the Agent, as it shall reasonably request.

                  (f) The Borrower shall have paid all Fees and other amounts due and payable to the Agent or any Lender on or prior to the Effective Date.

                  (g) [intentionally omitted.]

                  (h) No Material Adverse Change shall have occurred since March 31, 1997.

                  (i) [Intentionally omitted.]

                  (j) The Agent shall have received satisfactory evidence that the Borrower has obtained all governmental, shareholder and third party consents and approvals and expiration of all applicable waiting or appeal periods necessary or, in the opinion of the

         Agent, appropriate in connection with this Amended Agreement.

                  (k) There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or other Governmental Authority that purports to adversely affect the Facilities or that could have a material adverse effect on the ability of the Borrower and the Subsidiaries to perform their obligations under the documents to be executed in connection with the Facilities, except as disclosed to and approved by the Agent prior to the date hereof.

         SECTION 4.02. All Credit Events. The obligations of the Lenders to make Loans hereunder (including the obligation of the Swingline Lender to make Swingline Loans hereunder), and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of each Borrowing (including each Swingline Borrowing) and on the date of issuance of each Letter of Credit:

                  (a) The Agent shall have received a notice of such Borrowing as required by Section 2.04 or a notice requesting the issuance of such Letter of Credit as required by Section 2.22(d), as applicable.

                  (b) The representations and warranties set forth in Article III and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents (except, in the case of a refinancing of Revolving Loans or Swingline Loans that does not increase the aggregate principal amount of outstanding Revolving Loans or Swingline Loans, as applicable, the representations set forth in Sections 3.06 and 3.09) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

                  (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class and the Dollar Amount of all Letter of Credit Exposure shall not exceed the limitations set forth in Sections 2.02 and 2.22(a) and (b).

                  (d) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing hereunder and each issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02. For purposes of this Section 4.02, a "Borrowing" does not include a conversion or continuation of a previously outstanding Term Borrowing pursuant to

Section 2.11.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower and the Parent, as applicable, covenant and agree with each Lender that so long as this Amended Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.01. Existence; Businesses and Properties. (a) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05(a).

         (b) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, leases, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all other Intellectual Property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties and excluding Environmental Laws, which are subject to the provisions of Section 5.11) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. Insurance. (a) The Borrower will, and will cause each of the Subsidiaries to, keep its insurable properties fully insured at all times by financially sound and reputable insurers; such insurance to include fire and other risks insured against by extended coverage, public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and business interruption insurance, and maintain such other insurance as may be required by law.

         (b) The Borrower will, and will cause each of the Subsidiaries to, cause all such policies (other than workers' compensation and employee health policies) to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Agent; cause all such policies to provide that neither the Borrower, the Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Agent may reasonably require from time to time to protect the interests of the Agent and the Lenders; deliver original or certified copies of all such policies to the Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 30 days' prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Agent; deliver to the Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent) together with evidence satisfactory to the Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower will, and will cause each of the Subsidiaries to, obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, to the extent available at commercially reasonable rates, obtain earthquake insurance in such total amount as the Agent or the Required Lenders may from time to time require.

         (d) With respect to any Mortgaged Property, the Borrower will, and will cause each of the Subsidiaries to, carry and maintain comprehensive general liability insurance including coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit with respect to such Mortgaged Property of less than $10,000,000, naming the Agent as an additional insured, on forms satisfactory to the Agent.

         (e) The Borrower will, and will cause each of the Subsidiaries to, notify the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Agent a duplicate original copy of such policy or policies.

         (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Agent, the Lenders, the Issuing Bank or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the Lenders, the Issuing Bank and their agents and employees;

                  (ii) the Borrower will permit an insurance consultant retained by the Agent, at the expense of the Borrower, to review the insurance policies maintained by the Borrower and the Subsidiaries, but no more frequently than annually; and

                  (iii) the designation of any form, type or amount of insurance coverage by the Agent or the Required Lenders under this
         Section 5.02 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Agent and the Required Lenders shall have the right from time to time to require the Borrower, the Subsidiaries and the Parent to keep other insurance in such form and amount as the Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

         SECTION 5.03. Obligations and Taxes. The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, pay all of its obligations (other than Indebtedness) promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.




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         SECTION 5.04. Financial Statements, Reports, etc. The Borrower will furnish to the Agent and each Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations and cash flows during such year, in each case setting forth in comparative form the figures for the preceding fiscal year, all audited by Arthur Andersen LLP or another nationally recognized "Big Six" independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied;

                  (b) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, the consolidated results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year and the consolidated cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit F hereto, (i) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections
         6.14 and 6.15, (ii) stating whether, since the date of the most recent Required Financial Statements previously delivered, there has been any material change in the generally accepted accounting principles applied in the preparation of the Borrower's financial statements and, if so, describing such change, (iii) containing summaries of accounts payable agings, accounts receivable agings, and inventory of the Borrower on a stand-alone basis, (iv) in the case of a certificate delivered concurrently with a certificate under paragraph (a) above, setting forth the Excess Cash Flow for the preceding fiscal year (or, in the case of the fiscal year ending March 31, 1997, for the period from the Closing Date through March 31, 1997) and a reasonably detailed calculation thereof, (v) a comparison of the actual results during the period covered by such financial statements to those originally budgeted by the Borrower prior to the beginning of the applicable fiscal year, along with management's discussion and analysis of variances between such actual and budgeted results, as well as variances between actual results for such period and actual results for the same period in the previous fiscal year and (vi) a list of any significant sales contracts awarded or terminated since the date of the most recent Required Financial Statements previously delivered, including a description thereof in reasonable detail (provided that the Borrower may disclose orally, rather than in writing, any such sales information that the Borrower deems highly sensitive from a competitive standpoint);

                  (e) [intentionally omitted.]

                  (f) promptly upon completion, but in any event not later than 30 days after the commencement of each fiscal year, a copy of projections by the Borrower of its consolidated balance sheet and related consolidated statements of operations and cash flows for such fiscal year (including all material assumptions to such projections) and a budget for such fiscal year, all in form customarily prepared by the Borrower's management, such projected financial statements to be accompanied by a certificate of a Financial Officer to the effect that such projected financial statements have been prepared in good faith, based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower and that such Financial Officer has no reason to believe they are misleading in any material respect in light of the circumstances existing at the time of preparation thereof;

                  (g) at least five (5) but not more than thirty (30) days prior to any Permitted Acquisition which occurs after the Effective Date, (i) financial statements of the target and its subsidiaries, if any, on a consolidated basis for the most recently fiscal year of the target (unless the target, by its nature, is an asset that does not customarily prepare financial statements), (ii) copies of all other consolidated and consolidating balance sheets (to the extent available) and related statements of operations and statements of cash flows of the target and its subsidiaries if any, acquired in such acquisition, that are to be delivered to the Borrower or any of its subsidiaries in connection with such acquisition, (iii) to the extent then available, copies of all purchase agreements, agreements of merger, letters of intent or other operative agreements entered into by the Borrower or any of its subsidiaries in connection with such acquisition (it being understood and agreed that, to the extent such agreements or letters of intent have not been entered into at such time, copies of such agreements and letter of intent shall be delivered reasonably promptly after the execution thereof, and (iv) financial projections covering the period from the date of such Permitted Acquisition through the first anniversary of the acquisition, giving effect to such Permitted Acquisition and demonstrating compliance by the Borrower on a pro forma basis with the covenants in Article VI from and after the date of, and after giving effect to such Permitted

         Acquisition (such projections to be certified by a Financial Officer of the Borrower as having been prepared in good faith on the basis of assumptions believed by the Borrower to be reasonable);

                  (h) as soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Parent, the Borrower or any of the Subsidiaries to their respective stockholders in their capacity as stockholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Parent, the Borrower or any of the Subsidiaries with any securities exchange or the SEC, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Parent, the Borrower or any of the Subsidiaries is a party and (iv) copies of all press releases and other statements made available generally by the Parent, the Borrower or any of the Subsidiaries to the public generally concerning material developments in the Parent's, the Borrower's or such Subsidiary's business;

                  (i) as soon as available, and in any event within 15 days of receipt, any final management letter issued or provided by the auditors of the Borrower or any Subsidiary; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

         SECTION 5.05. Other Information. (a) The Borrower will furnish to the Agent prompt written notice of the following:

                  (i) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (ii) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against or affecting the Parent, the Borrower or any of the Subsidiaries (A) which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) which involves a claim or series of related claims against the Parent, the Borrower or any Subsidiary in excess of $250,000;

                  (iii) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets, including changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Borrower or any of the Subsidiaries of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect;


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
                  (iv) any material adverse change in the relationship between any of the Borrower and the Subsidiaries, on the one hand, and any of its respective suppliers, licensors or customers, on the other hand, which could reasonably be expected to have a Material Adverse Effect.

                  (v) all proposed amendments to any material agreement relating to Indebtedness to which the Borrower or any Subsidiary is a party; and

                  (vi) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

         (b) Immediately upon receipt by the Borrower, the Borrower shall provide the Agent and the Lenders with copies of all notices (including notices of default), statements and financial information received from any Subordinated Lender or any other creditor or lessor with respect to any item of Indebtedness which, if not paid, could give rise to an Event of Default or the repossession of material property from the Borrower or any of the Subsidiaries.

         (c) Any notification required by this Section 5.05 shall be accompanied by a certificate of a Financial Officer of the Borrower setting forth the details of the specified events and the action which the Borrower proposes to take with respect thereto.

         SECTION 5.06. ERISA. (a) The Borrower will, and will cause each of the Subsidiaries to, and the Parent will, comply in all material respects with the applicable provisions of ERISA and the Code.

         (b) The Borrower will promptly give notice to the Agent and each Lender of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any filing by the Borrower with the PBGC of a notice of intent to terminate a Plan, any receipt by the Borrower of notice from the PBGC of the intention of the PBGC to terminate a Plan or appoint a trustee to administer a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Single Employer Plan or Multiemployer Plan.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives


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
designated by the Agent or the Required Lenders to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent or the Required Lenders to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (with representatives of the Borrower present unless an Event of Default or Default has occurred and is continuing).

         SECTION 5.08. Use of Proceeds. The Borrower will use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

         SECTION 5.09. Interest Rate Protection Agreements. The Borrower shall maintain in full force and effect Interest Rate Protection Agreements at rates and on terms reasonably satisfactory to the Agent, the effect of which shall be to fix or limit the interest that would be payable in connection with Loans (whether or not such Loans are then outstanding) in the principal amount of not less than $20,000,000 for a period expiring no earlier than March 5, 1999.

         SECTION 5.10. Fiscal Year. The Borrower will, and will cause each Subsidiary to, cause its fiscal year to end on March 31 in each year.

         SECTION 5.11. Compliance with Environmental Laws; Preparation of Environmental Reports. (a) The Borrower will, and will cause each Subsidiary to, and the Parent will, comply, and use its best efforts to cause all lessees and other persons occupying the properties owned or leased by the Borrower and the Subsidiaries (the "Properties") to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties except to the extent that the failure to comply therewith could not reasonably be expected to result in liability in excess of $250,000; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required under, and in accordance with, Environmental Laws, except to the extent that: (i) the cost of such Remedial Action could not reasonably be expected to exceed $250,000; or (ii) the necessity of any such Remedial Action is being contested in good faith by appropriate proceedings timely instituted and diligently pursued and in the manner provided by applicable law.

         (b) If a Default or Event of Default caused by reason of a breach of
Section 3.17 or 5.11(a) shall have occurred and be continuing, or if the laws of the United States or any state in which the Borrower or any of the Subsidiaries leases or owns property provide that a Lien upon the property of the Borrower or any of the Subsidiaries may be obtained for the removal of Hazardous Materials which have been released, at the request of the Required Lenders through the Agent, the Borrower will provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default or Event of Default prepared by an environmental consulting firm acceptable to the Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such


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
Properties. To the extent any such Hazardous Materials are located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any person, the Borrower shall, and shall cause each of the Subsidiaries to, remove, or cause to be removed, such Lien and such Hazardous Materials at the Borrower's expense. The Borrower acknowledges and agrees that if the Borrower fails to perform its obligations under this
Section 5.11(b), the Agent shall have the right to do so for the Borrower and the Subsidiaries. The Borrower further acknowledges and agrees that if the Borrower or any Subsidiary fails to cooperate (e.g., by allowing access to any premises or permitting the drilling of core samples, etc.), the Agent and the Lenders will not have an adequate remedy at law.

         SECTION 5.12. Further Assurances. The Borrower will, and will cause each Subsidiary to, and the Parent will, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, maintain, preserve, protect and perfect the validity and first priority (except as such priority may be affected by the Liens permitted under Section 6.02) of the security interests created or intended to be created by the Collateral Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to become a party to the Subsidiaries Guarantee Agreement, Indemnity Subrogation and Contribution Agreement, Intercompany Note and each applicable Collateral Document in favor of the Agent; provided that the foregoing shall not be deemed to imply that any such acquisition or organization of a Subsidiary is permitted under this Amended Agreement. In addition, from time to time, the Borrower will, and will cause each Domestic Subsidiary to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and the Domestic Subsidiaries (including real and other properties owned or leased on the Effective Date or acquired subsequent to the Effective Date and including 100% of the capital stock of each Subsidiary, except that in the case of the pledge of the capital stock of any Foreign Subsidiary, such pledge shall be limited to 65% of the capital stock of such Foreign Subsidiary to the extent, and for so long as, the pledge of any greater percentage would have adverse tax consequences for the Borrower). Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as the Agent shall reasonably request to evidence compliance with this
Section 5.12. The Borrower agrees to provide such evidence as the Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.13. Certain Post-Closing Matters. The Borrower shall deliver the Landlord Waivers within 30 days of the Effective Date.


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
                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that so long as this Amended Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 6.01. Indebtedness. The Borrower will not, and will not cause or permit any of the Subsidiaries to, incur, create, issue, assume or permit to exist any Indebtedness or Preferred Stock, except:

                  (a) Indebtedness existing on the Effective Date, to the extent set forth on Schedule 6.01(a) (but not any extension, renewal or refinancing thereof);

                  (b) Indebtedness represented by the Loan Documents (other than the Intercompany Notes);

                  (c) (i) Interest Rate Protection Agreements required pursuant to, and entered into in accordance with, Section 5.09 and (ii) foreign currency exchange agreements reasonably satisfactory to the Agent entered into in order to hedge currency exchange rate risk and not for speculation;

                  (d) Capital Lease Obligations for office equipment in an aggregate amount up to $5,000,000 outstanding at any time; provided that none of the agreements relating thereto shall contain any change of control or similar provision;

                  (e) Indebtedness represented by the Intercompany Notes, to the extent permitted by Section 6.04(a)(ii);

                  (f) other unsecured Indebtedness (excluding Capital Lease Obligations permitted pursuant to Section 6.01(d) above) in an aggregate principal amount of up to $5,000,000 outstanding at any time; and

                  (g) Indebtedness consisting of the obligation to reimburse the issuer of any bid bond, performance bond or other instrument of a like nature and purpose incurred in the ordinary course of business up to $500,000 in the aggregate outstanding at any time.

         SECTION 6.02. Negative Pledge. The Borrower will not, and will not cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens existing on the Effective Date, to the extent set forth on Schedule 6.02(a), provided that such Liens secure only those obligations which they secure on the Effective Date;

                  (b) Liens in favor of the Agent on behalf of the Secured Parties created by the Collateral Documents;

                  (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

                  (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (f) trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

                  (h) deposits of up to $500,000 in the aggregate outstanding at any time to secure any obligations permitted by Section 6.01(g);

                  (i) Liens constituting the interest of any lessor of property subject to Capital Lease Obligations permitted by Section 6.01(d); provided that such Liens do not extend to any other property; and

                  (j) Liens arising by operation of law held by any Wholly Owned Subsidiary which is a Foreign Subsidiary securing accounts payable by the Borrower to such Foreign Subsidiary for finished products acquired by the Borrower from such Foreign Subsidiary in transactions contemplated by, and subject to the limitations set forth in, clause
         (iv) of Section 6.04(a); provided that (i) such Liens securing accounts payable for finished products do not extend to any property other than such finished products, (ii) all such Foreign Subsidiaries shall have executed and delivered to the Agent an Acknowledgement of Subordination substantially in the form of Exhibit L hereto, (iii) the payment of all accounts payable by the Borrower to any such Foreign Subsidiary shall be subordinate to the payment in full of all the Obligations and (iv) any such Liens shall have a second priority lien status to the liens and other claims created under the Collateral Documents for the benefit of the Agent and the other Secured Parties.

         SECTION 6.03. Sale and Lease-Back Transactions. The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 6.04. Investments, Loans and Advances. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans, extensions of credit or advances to, maintain any Deposit Account or make or permit to exist any other investment, capital contribution or other interest in, any other person, except:

                  (i) investments existing on the Effective Date, to the extent set forth on Schedule 6.04(a)(i), by the Borrower in Wholly Owned Subsidiaries;

                  (ii) loans and advances made after the Effective Date by the Borrower to Wholly Owned Subsidiaries; provided that (A) any such loan or advance is evidenced by an Intercompany Note pledged and delivered to the Agent on behalf of the Secured Parties pursuant to the Security Agreement, (B) any such loan or advance to any Wholly Owned Subsidiary shall be permitted only so long as such person remains a Wholly Owned Subsidiary and (C) the aggregate principal amount outstanding at any time of loans and advances (excluding investments under clauses (iii) and (iv) of this Section 6.04(a)) made by the Borrower after the Effective Date to Foreign Subsidiaries shall not exceed $1,000,000;

                  (iii) investments by the Borrower in Wholly Owned Subsidiaries which are Foreign Subsidiaries; provided that (A) such investments consist of receivables for inventory transferred to such Foreign Subsidiaries in the ordinary course of business for resale to customers of such Foreign Subsidiaries, (B) the aggregate principal amount of such receivables outstanding at any time shall not exceed $5,000,000, (C) any such receivable shall be discharged, released or cancelled only to the extent that the Borrower has received payment of the amount due from the applicable Foreign Subsidiary, (D) the Borrower shall receive payment of a corresponding portion of any such receivable for any goods transferred to any Foreign Subsidiary within 10 Business Days after receipt by such Foreign Subsidiary of payment from its customer for such goods and (E) the original amount of any such receivable is based on the Borrower's reasonable, good faith estimate of the amount that would be paid in an arms-length transaction with an independent, unrelated third party;

                  (iv) investments by the Borrower in Wholly Owned Subsidiaries which are Foreign Subsidiaries; provided that (A) such investments consist of receivables for parts transferred to such Foreign Subsidiaries in the ordinary course of business for use in manufacturing and assembly by such Foreign Subsidiaries, (B) the aggregate principal amount of such receivables to any Foreign Subsidiary outstanding at any time is less than the aggregate principal amount of accounts payable by the Borrower to such Foreign Subsidiary for finished products acquired by the Borrower in the ordinary course of business, (C) the amount of any such receivable or payable is based on the Borrower's reasonable, good faith estimate of the amount that would be paid in an arms'-length transaction with an independent, unrelated third party and (D) all such Foreign Subsidiaries shall have executed and delivered to the Agent an Acknowledgement of Subordination substantially in the form of Exhibit L hereto;

                  (v) Cash Equivalents, so long as no Event of Default has occurred and is continuing;

                  (vi) (A) trade accounts receivable (and related notes and instruments) arising in the ordinary course of business consistent with past practices and (B) notes receivable in the aggregate principal amount of up to $250,000 outstanding at any time constituting seller financing for sales made by the Borrower and the Subsidiaries in the ordinary course of business consistent with past practices, provided that any such notes shall be pledged to the Agent on behalf of the Secured Parties pursuant to the Security Agreement;

                  (vii) advances to employees for moving and travel expenses in the ordinary course of business consistent with past practices;

                  (viii) investments in Domestic Subsidiaries organized or acquired after the Effective Date; provided that (A) more than 50% of the aggregate ordinary voting power and more than 50% of the ownership interests of any such Subsidiary are owned, directly or indirectly, by the Borrower, (B) all Capital Stock of any such Subsidiary owned, directly or indirectly, by the Borrower shall be pledged to the Agent on behalf of the Secured Parties pursuant to the Security Agreement and
         (C) such investments shall be made solely with the proceeds of Qualifying Capital Contributions; and

                  (ix) Permitted Acquisitions; provided, that, the sum of expenditures made for Permitted Acquisitions (including, without limitation, the ICAT Acquisition and the Simulation Acquisition) plus the sum of repurchases (or dividends, as the case may be) made pursuant to Section 6.06(iii)(B), shall not exceed $10,000,000 in any fiscal year of the Borrower during the term of this Agreement.

         (b) The Borrower shall not issue, sell, transfer, lease or otherwise dispose of any of its common stock to, or accept any capital contribution from, any person, other than the Parent or permit to exist any rights, warrants or options exercisable for, or any securities exchangeable for or convertible into, any shares of common stock of the Borrower; provided, that any such issuance to, or contribution by, the Parent shall be permitted only if (i) the Parent shall receive no consideration therefor (other than additional shares of common stock of the Borrower which are immediately pledged to the Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties), (ii) the Net Cash Proceeds of such capital contribution (other than a Qualifying Capital Contribution) are applied as required by Section 2.12(e) and (iii) the Net Cash Proceeds of any Qualifying Capital Contribution shall not be used, directly or indirectly, to repay any Indebtedness (other than Obligations) or to redeem or repurchase any Preferred Stock.

         SECTION 6.05. Mergers, Acquisitions and Other Transactions. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, (i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or (iv) issue, sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary to, or permit any Subsidiary to accept any capital contribution from, any person, except that:

                  (A) the Borrower and any of the Subsidiaries may sell inventory in the ordinary course of business for fair value and on an arms-length basis;

                  (B) the Borrower and any of the Subsidiaries may sell damaged, worn out or obsolete tangible assets in the ordinary course of business and in a commercially reasonable manner, so long as the Net Cash Proceeds of any such disposition are applied as required by Section 2.12(e);

                  (C) the foregoing shall not be deemed violated by any Casualty or Condemnation affecting assets of the Borrower or any Subsidiary, so long as the Net Cash Proceeds thereof are applied as required by
         Section 2.12(e);

                  (D) the Borrower or any Subsidiary may liquidate Cash Equivalents for its account;

                  (E) the Borrower and any of the Subsidiaries may sell assets to any other person to the extent that the aggregate Net Cash Proceeds from such sale to such person do not exceed $150,000, so long as (I) the fair market value of all property disposed of pursuant to this clause (E) does not exceed $500,000 in the aggregate in any fiscal year, (II) such sale is made for cash at no less than fair market value and (III) the Net Cash Proceeds of any such disposition are applied as required by Section 2.12(e);

                  (F) the Borrower or any of the Subsidiaries may transfer assets consisting of plant, property and equipment (in accordance with GAAP) to the Borrower or any

         Wholly Owned Subsidiary which is a Domestic Subsidiary, provided that
         (I) the Borrower and such Domestic Subsidiary have complied with all applicable provisions of Section 5.12 and (II) the fair market value of all property disposed of by the Borrower pursuant to this clause (F) does not exceed $500,000 in the aggregate in any fiscal year;

                  (G) the Borrower or any of the Subsidiaries may (I) transfer inventory to Foreign Subsidiaries in the ordinary course of business for resale to customers of such Foreign Subsidiaries as contemplated by, and subject to the limitations set forth in, clause (iii) of
         Section 6.04(a) and (II) transfer parts to Foreign Subsidiaries in the ordinary course of business for use in manufacturing and assembly by such Foreign Subsidiaries as contemplated by, and subject to the limitations set forth in, clause (iv) of Section 6.04(a); and

                  (H) the Borrower and any of the Subsidiaries may sell equipment leases entered into with municipalities and other governmental entities to the extent that the fair market value of such leases sold pursuant to this clause (H) does not exceed $1,000,000 in the aggregate during any fiscal year of the Borrower during the term of this Amended Agreement.

         (b) The Borrower will not, and will not cause or permit any of the Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any of the Subsidiaries may purchase inventory in the ordinary course of business and (ii) the Borrower may consummate Permitted Acquisitions subject to the limitations set forth in the proviso to Section 6.04(a)(ix).

         SECTION 6.06. Dividends, Distributions and Other Restricted Payments. The Borrower will not, and will not cause or permit any of the Subsidiaries to,
(a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise and including any tax sharing or indemnification payments), whether in cash, property, securities or a combination thereof, with respect to any Capital Stock of the Borrower or any of the Subsidiaries, (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Capital Stock of the Borrower or any of the Subsidiaries whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Capital Stock and whether or not such acquisition is required under the terms and conditions applicable to such Capital Stock or set aside any amount for any such purpose, (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany Notes or (d) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value any Indebtedness (other than Obligations), whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Indebtedness and whether or not such acquisition is required under the terms and conditions applicable to such Indebtedness, or set aside any amount for any such purpose; provided, however, that:

                  (i) any Subsidiary may declare and pay dividends or make other distributions directly or indirectly to the Borrower;

                  (ii) the Borrower and the Subsidiaries may repay the principal of any Indebtedness in accordance with the scheduled amortization thereof; and

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, the Borrower may make repurchases of (or pay dividends to the Parent solely to fund repurchases of) (A) Capital Stock of the Parent from any employee of the Borrower upon the termination of the employment of such employee; provided that the aggregate amount paid directly or indirectly by the Borrower for all such repurchases from employees (net of all payments received or accrued by the Borrower from employees upon the exercise of employee stock options) shall not exceed $100,000 and
         (B) Capital Stock of the Parent that is traded publicly on the NASDAQ National Market or any nationally recognized exchange; provided, that, the aggregate amount paid directly or indirectly by the Borrower for all such repurchases (or dividends) shall not exceed $7,000,000 during the term of this Amended Agreement and provided, further, that, the sum of any expenditures made for Permitted Acquisitions plus the sum of repurchases (or dividends) made pursuant to this Section 6.06(iii)(B) shall not exceed $10,000,000 in any fiscal year of the Borrower during the term of this Agreement.

         SECTION 6.07. Impairment of Security Interests. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any person (other than the Agent on behalf of the Secured Parties pursuant to the Loan Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section 6.02.

         SECTION 6.08. Limitation on Restrictions on Subsidiary Dividends, etc. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction or any restriction in its articles of incorporation, bylaws or comparable governing instruments on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non- assignment provisions in any lease governing a leasehold interest, (ii) this Amended Agreement and the Collateral Documents and
(iii) transfer restrictions imposed by Capital Lease Obligations permitted under
Section 6.01(a) or (h) relating solely to the assets leased under such Capital Lease Obligations.

         SECTION 6.09. No Other Negative Pledges. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Amended Agreement.

         SECTION 6.10. Transactions with Affiliates. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or maintain any other transactions with, (i) the Sponsor, THIN, the Parent or (ii) any Affiliate of the Borrower, THIN, the Parent or the Sponsor, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may enter into any of the foregoing transactions (other than any management, employment, consulting or similar agreement or arrangement with such persons or any members of their families) in the ordinary course of business at prices and on terms and conditions that are (x) set forth in writing and (y) as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an independent, unrelated third party. The provisions of this Section 6.10(a) shall not prohibit (A) any payment expressly permitted under Section 6.04 or 6.06, (B) any transaction entered into and maintained among the Borrower and any Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, (C) payment of compensation to employees in the ordinary course of business and grants of stock options to employees and directors in the ordinary course of business, (D) the payment of fees to the members of the board of directors of the Parent of up to $20,000 per director per year, (E) reimbursement of reasonable out-of-pocket expenses of Centre Partners Management LLC, and (F) the Agency Agreement and transactions pursuant to the Agency Agreement.

         (b) The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any management, employment, consulting, advisory or similar agreement or arrangement with, or otherwise pay any professional, consulting, management or similar fees to or for the benefit of any of (i) the Sponsor, (ii) THIN, (iii) the Parent, (iv) any Affiliate of the Borrower, THIN, the Parent or the Sponsor, (v) any director or other member of the current or former senior management of (A) the Borrower, THIN, the Parent or the Sponsor or
(B) any Affiliate of the Borrower, THIN, the Parent or the Sponsor or (vi) any member of the family of any such individual, except for payments permitted under clause (D), (E) or (F) of Section 6.10(a).

         SECTION 6.11. Nature of Business. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the business conducted by it on the Effective Date and business activities reasonably incidental thereto.

         (b) The Parent will not engage in any activity (including any merger, consolidation or sale of assets), issue any securities, incur any Indebtedness, incur any other material liability or create or permit to exist any Lien on its assets, other than the ownership of the common stock of the Borrower and related de minimis activities incidental thereto. Notwithstanding the foregoing sentence, the Parent may, so long as any such action is not prohibited by any other applicable provision of this Amended Agreement, (i) engage in any activity incidental to the maintenance of the corporate existence of the Parent and compliance with applicable law, (ii) enter into and perform the obligations of the Parent under the Parent Guarantee Agreement, and the Pledge Agreement (iii) enter into (or issue, as applicable), perform the obligations of the Parent under and exercise the rights of the Parent under stock options exercisable for Capital Stock of the Parent granted to employees of the Borrower and directors of the Borrower or the Parent and other customary participants or an employee stock option plan, an employee stock compensation plan or an employee stock purchase plan established for the benefit of employees of the Borrower and directors of the Borrower or the Parent and other customary participants, (iv) issue additional shares of Capital Stock of the Parent or receive any capital contribution, so long as 100% of the net cash proceeds, if any, of any such issuance or contribution are contributed by the Parent to the capital of the Borrower, and (v) administer on behalf of the Borrower, pursuant to the Agency Agreement (which shall be assigned to the Agent on behalf of the Secured Parties), any nontransferable assets which remain owned by the Parent.

         SECTION 6.12. Sales of Receivables. The Borrower will not, and will not cause or permit any of the Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

         SECTION 6.13. Certain Amendments. The Parent will not, and will not cause or permit any of its subsidiaries to, enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to the Certificate of Incorporation, By-laws or comparable governing instruments of the Parent or any of its subsidiaries. The Borrower will promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments.

         SECTION 6.14. Capital Expenditures. The Borrower will not permit Capital Expenditures for any fiscal year of the Borrower to be more than the sum of (a) $5,000,000 and (b) commencing with fiscal 1998, the excess, if any, of $5,000,000 over the actual amount of Capital Expenditures for the immediately preceding fiscal year of the Borrower.

         SECTION 6.15. Financial Covenants. (a) Interest Coverage. The Borrower will not permit the ratio, for any four-fiscal-quarter period (any such period, a "measurement period") ending on a date falling in any period set forth below (the "applicable period"), of (i) EBITDA for such measurement period to (ii) Cash Interest Expense for such measurement period to be less than the ratio set forth below for such applicable period:

         From and including         To and including              Ratio
         ------------------         ----------------              -----
         The Effective Date         December 31, 1997          1.75 to 1.00
         January 1, 1998            December 31, 1998          2.10 to 1.00
         January 1, 1999            December 31, 1999          2.30 to 1.00
         January 1, 2000            December 31, 2000          2.60 to 1.00
         January 1, 2001            December 31, 2001          2.95 to 1.00
         January 1, 2002            December 31, 2002          3.40 to 1.00
         January 1, 2003            June 30, 2003              4.00 to 1.00

         (b) Fixed Charge Coverage. The Borrower will not permit the ratio, for any four-fiscal-quarter period (any such period, a "measurement period") ending on a date falling in any period set forth below (the "applicable period"), of
(i) (A) EBITDA for such measurement period, less (B) Cash Capital Expenditures for such measurement period to (ii) the sum of (A) Cash Interest Expense for such measurement period, (B) Scheduled Principal Payments for such measurement period and (C) Cash Dividends for such measurement period to be less than the ratio set forth below for such applicable period:

         From and including         To and including              Ratio
         ------------------         ----------------              -----
         The Effective Date         December 31, 1997          1.30 to 1.00
         January 1, 1998            December 31, 1999          1.35 to 1.00
         January 1, 2000            December 31, 2000          1.40 to 1.00
         January 1, 2001            June 30, 2003              1.50 to 1.00

         (c) Leverage Ratio. The Borrower will not permit the ratio, for any four-fiscal-quarter period (any such period, a "measurement period") ending on a date falling in any period set forth below (the "applicable period"), of (i) Total Debt as of the end of such measurement period to (ii) EBITDA for such measurement period to be greater than the ratio set forth below for such applicable period:

         From and including         To and including              Ratio
         ------------------         ----------------              -----
         The Effective Date         December 31, 1997          4.80 to 1.00
         January 1, 1998            December 31, 1998          4.00 to 1.00
         January 1, 1999            December 31, 1999          3.60 to 1.00
         January 1, 2000            December 31, 2000          3.10 to 1.00
         January 1, 2001            December 31, 2001          2.75 to 1.00
         January 1, 2002            June 30, 2003              2.25 to 1.00

         (d) Minimum Net Worth. The Borrower will not permit Net Worth as of the last day of any fiscal quarter of the Borrower ending on a date falling between the Effective Date through and including June 30, 2003 to be less than -$38,000,000 (excluding from the calculation of Net Worth any repurchases of Capital Stock permitted pursuant to
Section 6.06(iii)).


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

                  (a) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (c) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in Section 5.04, 5.05, 5.08, 5.09 or 5.11 or in
         Article VI;

                  (d) default shall be made in the due observance or performance by the Borrower or any other Loan Party of (i) any covenant, condition or agreement contained in Section 5.01, 5.02 or 5.10 and such default shall continue unremedied for a period of five days after such default becomes known to a Responsible Officer of the Borrower or such other Loan Party or (ii) any covenant, condition or agreement contained herein and in any other Loan Document (other than those specified in paragraphs (a), (b) and (c) above and in the foregoing clause (d)(i)) and such default shall continue unremedied for a period of 30 days after such default becomes known to a Responsible Officer of the Borrower or such other Loan Party;

                  (e) any representation or warranty made or deemed made in or in connection with any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (f) the Borrower, any Subsidiary or the Parent shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $500,000, when and as the same shall become due and payable or (ii) (A) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (other than Capital Lease Obligations permitted under Section 6.01(a) or (h) as in effect on the Effective
         Date) if the effect of any failure referred to in this clause (A) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice or the lapse of time or both, such Indebtedness to become due prior to its stated maturity or (B) fail to observe or perform (after expiration of all applicable notice and cure or grace periods) any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Capital Lease Obligations permitted by Section 6.01(a) or (h) as in effect on the Effective Date if the effect of any failure referred to in this clause (B) is to cause, or to permit the holder or holders of such Capital Lease Obligations or a trustee on its or their behalf to cause, such Capital Lease Obligations to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary or the Parent, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or the Parent, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of the Borrower, any Subsidiary or the Parent; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower, any Subsidiary or the Parent shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or the Parent or any combination thereof and the same shall remain undischarged for a period of 45 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, any Subsidiary or the Parent to enforce any such judgment;

                  (j) (i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than in a standard termination within the meaning of Section 4041(b) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and, in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of the Borrower, the Subsidiaries and the Parent in an aggregate amount exceeding $2,000,000 or require payments by the Borrower, the Subsidiaries and the Parent exceeding $1,000,000 in any year;

                  (k) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, except as priority may be affected by Liens permitted under Section
         6.02 and except for releases of Collateral in accordance with all applicable provisions of this Amended Agreement and the Collateral Documents;

                  (l) any Loan Document or any material provision of any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part or shall for any reason not be, or shall be asserted by the Borrower or any other Loan Party not to be, in full force and effect and enforceable in accordance with its terms;

                  (m) any adverse change in the material agreements or relationships of the Parent, the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could, in light of all the then existing circumstances, reasonably be expected to have a Material Adverse Effect;

                  (n) any Material Intellectual Property or any material license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Borrower, the Subsidiaries and the Parent or shall infringe the rights of any other person or any other adverse change in the Material Intellectual Property rights of the Borrower, the Subsidiaries and the Parent shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (o) either (i) the Borrower, any Subsidiary or the Parent shall be liable, whether directly, indirectly through required indemnification of any person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower, any Subsidiary or the Parent, which liability, together with all other such liabilities, could reasonably be expected to exceed $2,000,000 or require payments exceeding $1,000,000 in any year or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (p) the shares of common stock of the Borrower pledged to the Agent on behalf of the Lenders pursuant to the Collateral Documents shall cease to constitute 100% of the shares of the Capital Stock of the Borrower (on a fully diluted basis) or shall cease to constitute 100% of the Total Voting Power of the Borrower; or

                  (q) there shall occur any Change in Control;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrower terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part, provided that any such partial acceleration shall be made pro rata based on the outstanding principal amount of Loans of each Class), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require cash collateral as contemplated by Section 2.22(l) in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Collateral Documents or otherwise; or (v) any combination of the foregoing; provided that in the case of (A) any of the Events of Default with respect to the Borrower described in paragraph (g) or (h) above or (B) the Event of Default specified in paragraph (r) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by


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the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                  THE AGENT, SWINGLINE LENDER AND ISSUING BANK

         SECTION 8.01. Appointment and Authorization. (a) In order to expedite the transactions contemplated by this Amended Agreement, NationsBank, N.A. is hereby appointed to act as Agent, Swingline Lender and Issuing Bank on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent, Swingline Lender and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent, Swingline Lender or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Without hereby limiting any implied authority, the Agent is hereby expressly authorized by the Lenders to, and hereby agrees that at the direction of the Required Lenders it shall: (i) receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly distribute to each Lender its proper share of each payment so received; (ii) give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Amended Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; (iii) give notice to the Lenders of any Event of Default specified in this Amended Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iv) distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Amended Agreement promptly as received by the Agent. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Amended Agreement and the Collateral Documents.

         SECTION 8.02. Liability of Agent. Neither the Agent, the Swingline Lender, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. None of the Agent, the Swingline Lender and the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Amended Agreement, the Notes or any other Loan Documents or other instruments or agreements. Each


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of the Agent, the Swingline Lender and the Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Agent, the Swingline Lender and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Agent, the Swingline Lender, the Issuing Bank and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent, the Swingline Lender, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent, the Swingline Lender and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 8.03. Action by Agent. The Lenders hereby acknowledge that none of the Agent, the Swingline Lender and the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Amended Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agent, the Swingline Lender and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VII.

         SECTION 8.04. Successor Agents. Subject to the appointment and acceptance of a successor, the Agent, the Swingline Lender and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to approval by the Borrower (which shall not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent, Swingline Lender or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent, Swingline Lender or Issuing Bank, as the case may be, on behalf of the Lenders, shall appoint a successor Agent, Swingline Lender or Issuing Bank, as applicable, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent, Swingline


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
Lender or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Swingline Lender or Issuing Bank and the retiring Agent, Swingline Lender or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of the Agent, Swingline Lender or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent, Swingline Lender or Issuing Bank.

         SECTION 8.05. Agent and Affiliate. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agent, the Swingline Lender and the Issuing Bank, each in its individual capacity and not as the Agent, Swingline Lender or the Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, Swingline Lender or the Issuing Bank. Each of the Agent, the Swingline Lender and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent, Swingline Lender or the Issuing Bank (or such Affiliate thereof).

         SECTION 8.06. Indemnification. (a) Each Lender agrees to reimburse the Agent and each Revolving Credit Lender agrees to reimburse the Swingline Lender and the Issuing Bank, in each case, on demand, in the amount of its pro rata share (as determined under Section 2.17) of any expenses incurred for the benefit of the applicable Lenders by the Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of such Lenders, which shall not have been reimbursed by the Borrower and (b) each Lender agrees to indemnify and hold harmless the Agent and any of its respective directors, officers, employees or agents and each Revolving Credit Lender agrees to indemnify and hold harmless each of the Issuing Bank and the Swingline Lender and any of its respective directors, officers, employees or agents, in each case, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent, Swingline Lender or the Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Amended Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Amended Agreement or any other such Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Agent, Swingline Lender or the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Swingline Lender, the Issuing Bank or any of their respective directors, officers, employees or agents.

         SECTION 8.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Swingline Lender, the Issuing Bank or


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
any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amended Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Swingline Lender, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amended Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

                  (a) if to the Parent or the Borrower, to it at 7340 McGinnis Ferry Road, Suwanee, Georgia 30174-1247, Attention of David A. Apseloff (Telecopy No. (770) 813-0741), with copies to (i) Centre Partners Management LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention of Scott Perekslis (Telecopy No. (212) 332-5801) and (ii) Sidley & Austin, One First National Plaza, Chicago, IL 60603, Attention of James Clark (Telecopy No. (312) 853-7036);

                  (b) if to the Agent or the Issuing Bank, to it at 600 Peachtree Street, N.E., 21st Floor, Mail Stop GA1-006-21-11, Atlanta, Georgia 30308-2213, Attention of Derrick Bell (Telecopy No. (404) 607-6484), with a copy to Fennebresque, Clark, Swindell & Hay, at NationsBank Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, NC 28202-4011, Attention of Marvin L. Rogers (Telecopy No.
         (704) 347-3838); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on the signature pages hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Amended Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or the Parent herein and in the certificates or other


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
instruments prepared or delivered in connection with or pursuant to this Amended Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agent and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Agent or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Amended Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Section 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document or any investigation made by or on behalf of the Agent, the Issuing Bank or any Lender.

         SECTION 9.03. Binding Effect. This Amended Agreement shall become effective on the Effective Date.

         SECTION 9.04. Successors and Assigns. (a) All covenants, promises and agreements by or on behalf of the Borrower, the Parent, the Agent, the Issuing Bank or the Lenders that are contained in this Amended Agreement shall be binding upon and inure to the benefit of their respective permitted successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Amended Agreement (including all or a portion of its Commitment, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower (unless an Event of Default shall have occurred and be continuing), the Agent and, in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank and the Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of (A) the principal amount of the outstanding Loans subject to each such assignment and (B) the unused amount of the Commitments of the assigning Lender subject to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than the lesser of (I) $5,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitments of such Lender, (iii) the parties to each such assignment (including, but not limited to, an assignment by a Lender to another Lender) shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective


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date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Amended Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Amended Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Amended Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account to the effective date of the Assignment and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim arising in respect of any action by the assigning Lender; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Amended Agreement and the other Loan Documents, together with copies of the most recent Required Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently, and without reliance upon the Agent, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Amended Agreement; (vi) such assignee appoints and authorizes the Agent and the Issuing Bank to exercise such powers under this Amended Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Amended Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the

Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Amended Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the Borrower, the Agent, the Issuing Bank and the Swingline Lender to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank, the Swingline Lender, the Lenders and the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the applicable portion thereof (and the corresponding Commitment, if any) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Note or Notes (and such Commitment, if any), a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the applicable portion of such Note or Notes (and such Commitment, if any) retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits A-1 through A-4 hereto, as applicable. Cancelled Notes shall be returned to the Borrower.

         (f) Each Lender may, without the consent of the Borrower, the Agent, the Issuing Bank or the Swingline Lender, sell participations in all or a portion of its rights and obligations under this Amended Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants; provided, however, that (i) such Lender's obligations under this Amended Agreement shall remain unchanged, (ii) the sum of (A) the principal amount of the outstanding Loans subject to such participation and (B) the unused amount of the Commitments of the Lender subject to such participation shall be not less than the lesser of (I) $5,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitments of such Lender, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection and indemnity provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (except that no participant shall be entitled to claim any amount greater than its pro rata share of the amount that could have been claimed by the Lender from which it acquired its participation) and (v) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with the Lender from which the participant acquired its interest in connection with such Lender's rights and obligations under this Amended Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Amended Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of the other Loan Parties furnished to such Lender by or on behalf of the Borrower or any of the other Loan Parties.

         (h) Assignments and participations pursuant to this Section 9.04 need not be pro rata among the Facilities.

         (i) Any Lender may at any time assign all or any portion of its rights under this Amended Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

         (j) Neither the Borrower nor the Parent shall assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or the Swingline Lender in connection with the preparation, execution and administration of this Amended Agreement and the other Loan Documents, the administration of the Facilities or in connection with any amendment, modification or waiver of the provisions hereof or thereof and the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agent, the Issuing Bank and the Lenders under this Amended Agreement and the other Loan Documents or in connection with the Loans made, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) Fennebresque, Clark, Swindell & Hay, counsel for the Agent, and (ii) in connection with any such enforcement or protection (including any workout or restructuring or any negotiations relating thereto), the other counsel for the Agent, the Issuing Bank or any Lender (including the reasonable allocated internal fees and expenses of any in-house staff counsel).

         (b) The Borrower agrees to indemnify the Agent, the Issuing Bank, the Affiliates of the Agent or Issuing Bank, the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such

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Indemnified Party may become subject, related to or arising out of (i) the transactions contemplated by the Recapitalization Agreement and the Facilities,
(ii) the execution or delivery of the Original Credit Agreement and this Amended Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder and the other transactions contemplated hereby and thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

         (c) The Borrower agrees to indemnify each of the Agent, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting the Borrower, any Subsidiary, the Parent or its properties or assets, (ii) any Hazardous Materials managed by the Borrower, any Subsidiary, the Parent, (iii) any event, condition or circumstance involving environmental protection, pollution, regulation or control affecting the Borrower, any Subsidiary, the Parent or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable consultants' and attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

         (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         (e) If any action, proceeding or investigation is commenced, as to which any


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
Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein, (ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Borrower shall not in any event be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties, unless representation of all Indemnified Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between such Indemnified Parties, in which case, the Borrower shall be required to pay the fees and expenses of such additional counsel as are necessary to prevent such conflicting interests. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

         (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, except deposits for the payment of payroll taxes) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Amended Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Amended Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


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
         SECTION 9.07. Applicable Law. THIS AMENDED AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Amended Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) None of this Amended Agreement, the other Loan Documents or any provision hereof or thereof may be waived, amended or modified (and no consent to the departure by the Borrower or any other Loan Party therefrom may be effective), except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Borrower; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any Repayment Date or date for the payment of any interest on any Loan or any date for reimbursement of a Letter of Credit Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or a Letter of Credit Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) effect any waiver, amendment or modification that by its terms changes the amount of, or allocation between the Tranche A Term Loans and the Tranche B Term Loans of, any prepayment of Term Loans (or the application of any such prepayment to the remaining scheduled principal payments of the Term Loans), without the prior written consent of Lenders holding Term Loans representing at least a majority of the aggregate principal amount of the Term Loans of any Class affected thereby, (iv) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments, the Collateral or the Guarantees pursuant to the Guarantee Agreements of the


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
Lenders participating in the Tranche A Term Loans differently from those of the Lenders participating in the Tranche B Term Loans, without the prior written consent of Lenders holding Term Loans representing at least a majority of the aggregate principal amount of the Term Loans then outstanding of any Class affected thereby, (v) effect any waiver of the conditions to funding any Revolving Loan or issuance of a Letter of Credit without the prior written consent of the Lenders holding Revolving Loans, Letter of Credit Exposure and Unused Revolving Credit Commitments representing at least a majority of the aggregate principal amount of the Revolving Loans, Letter of Credit Exposure and Unused Revolving Credit Commitments then outstanding or (vi) amend or modify the provisions of Section 2.17 or 9.04(j), the provisions of this Section, the definition of the term "Required Lenders", release at one time or serially in the aggregate all or substantially all the Guarantors or all or substantially all the Collateral or increase the aggregate Commitments of the Lenders, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Agent, the Issuing Bank or the Swingline Lender, respectively (it being understood that the requirements of this paragraph are cumulative). Furthermore, no Tranche B Special Election by any Lender shall require the consent of any other person. Each Lender and each holder of a Note shall be bound by a waiver, amendment or modification authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum rate permitted by applicable law (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 9.10. Entire Agreement. (a) This Amended Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Amended Agreement, the other Loan Documents and the Fee Letter. Nothing in this Amended Agreement, the other Loan Documents or the Fee Letter, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Amended Agreement, the other Loan Documents or the Fee Letter.

         (b) THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, THE FEE LETTER AND THE DOCUMENTS EXECUTED IN

CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.11. Severability. In the event any one or more of the provisions contained in this Amended Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12. Counterparts. This Amended Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Agreement, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of this Amended Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amended Agreement. Any party delivering an executed counterpart of this Amended Agreement by telefacsimile shall also deliver a manually executed counterpart of this Amended Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amended Agreement.

         SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Amended Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amended Agreement.

         SECTION 9.14. Remedies. In case any one or more of the covenants and/or agreements set forth in this Amended Agreement shall have been breached by the Borrower or the Parent, then the Agent may, on behalf of the Lenders, proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Amended Agreement. Without limitation of the foregoing, each of the Borrower and the Parent agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Agent acting pursuant to this Section 9.14, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 9.05.

         SECTION 9.15. Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United

States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amended Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amended Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Amended Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Amended Agreement will affect the right of any party to this Amended Agreement to serve process in any other manner permitted by law.

         (d) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                          [Signature Pages to Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                           FATS, INC.

                           By:      /s/
                              --------------------------------------------------
                           Name: David A. Apseloff
                           Title: Vice President


                           FIREARMS TRAINING SYSTEMS, INC.

                           By:      /s/
                              --------------------------------------------------
                           Name: David A. Apseloff
                           Title: Vice President


                           NATIONSBANK, N.A., as Agent, as Issuing Bank, Swingline Lender and individually as a Lender

                           By:      /s/
                              --------------------------------------------------
                           Name: Derrick C. Bell
                           Title: Vice President


                           FIRST BANK NATIONAL ASSOCIATION

                           By:      /s/
                              --------------------------------------------------
                           Name: Mark R. Olmon
                           Title: Vice President
                           Address: 601 Second Ave. South
                                    Minneapolis, MN 55402
                           Telecopy: (612) 973-0825


                           FIRST SOURCE FINANCIAL LLP, by
                           First Source Financial, Inc., as Agent/Manager

                           By:      /s/
                              --------------------------------------------------
                           Name: Gary L. Francis
                           Title: Senior Vice President
                           Address: 2850 W. Golf Rd., Fifth Floor
                                    Rolling Meadows, IL 60008
                           Telecopy: (847) 734-7910

                           BHF-BANK AKTIENGESELLSCHAFT

                           By:      /s/
                              --------------------------------------------------
                           Name: Thomas J. Leissl
                           Title: Vice President
                           Address: 590 Madison Ave. New York, NY
                           Telecopy: (212) 756-5536




                           CREDITANSTALT CORPORATE FINANCE, INC.

                           By:      /s/
                              --------------------------------------------------
                           Name: Carl G. Drake
                           Title: Senior Associate
                           Address: Two Ravinia Drive, Atlanta, GA 30346
                           Telecopy: (770) 390-1851


                           By:      /s/
                              --------------------------------------------------
                           Name: Robert M. Biringer
                           Title: Executive Vice President
                           Address: Two Ravinia Drive, Atlanta, GA 30346
                           Telecopy: (770) 390-1851